                                                                   EXHIBIT 10.01

                              CUSTOMER AGREEMENT

          THIS CUSTOMER AGREEMENT (this "Agreement"), made as of the ______ day of _______________, 1998, by and between MORGAN STANLEY DEAN WITTER CHARTER __________ L.P., a Delaware limited partnership (the "Customer"), and DEAN WITTER REYNOLDS INC., a Delaware corporation ("DWR");

                              W I T N E S S E T H :

          WHEREAS, the Customer was organized pursuant to a Certificate of Limited Partnership filed in the office of the Secretary of State of the State of Delaware on _____________________, 1998, and a Limited Partnership Agreement dated as of ________________, 1998, between Demeter Management Corporation, a Delaware corporation ("Demeter"), acting as general partner (in such capacity, the "General Partner"), and the limited partners of the Customer to trade, buy, sell, spread or otherwise acquire, hold, or dispose of commodities (including, but not limited, to foreign currencies, mortgage-backed securities, money market instruments, financial instruments, and any other securities or items which are, or may become, the subject of futures contract trading), domestic and foreign commodity futures contracts, commodity forward contracts, foreign exchange commitments, options on physical commodities and on futures contracts, spot (cash) commodities and currencies, and any rights pertaining thereto (hereinafter referred to collectively as "futures interests") and securities (such as United States Treasury bills) approved by the Commodity Futures Trading Commission (the "CFTC") for investment of customer funds and other securities on a limited basis, and to engage in all activities incident thereto;

          WHEREAS, the Customer (which is a commodity pool) and the General Partner (which is a registered commodity pool operator) have entered into a management agreement (the "Management Agreement") with a certain trading advisor (the "Trading Advisor"), which provides that the Trading Advisor has authority and responsibility, except in certain limited situations, to direct the investment and reinvestment of the assets of the Customer in futures interests under the terms set forth in the Management Agreement;

          WHEREAS, the Customer and DWR wish to set forth the terms and conditions upon which DWR will perform certain non-clearing futures interests brokerage and certain other services for the Customer;

          NOW, THEREFORE, the parties hereto hereby agree as follows:

          1. Definitions. All capitalized terms not defined herein shall have the meaning given to them in the Customer's most recent prospectus as filed with the Securities and Exchange Commission (the "Prospectus") relating to the offering of units of limited partnership interest of the Customer (the "Units") and in any amendment or supplement to the Prospectus.

          2. Duties of DWR. DWR agrees to act as a non-clearing commodity broker for the Customer and introduce the Customer's account to Carr Futures, Inc. ("CFI") for execution and clearing of futures interests transactions on behalf of the Customer in accordance with instructions provided by the Trading Advisor, and the Customer agrees to retain DWR as a non-clearing commodity broker for the term of this Agreement.

          DWR agrees to furnish to the Customer as soon as practicable all of the information from time to time in its possession which Demeter, as the general partner of the Customer, is required to furnish to the Limited Partners pursuant to the Limited Partnership Agreement as from time to time in effect and as required by applicable law, rules, or regulations and to perform such other services for the Customer as are set forth herein and in the Prospectus.

          3. Obligations and Expenses. Except as otherwise set forth herein and in the Prospectus, the Customer, and not DWR, shall be responsible for all taxes, management and incentive fees to the Trading Advisor, brokerage fees to DWR, and all extraordinary expenses incurred by it. DWR shall pay all of the organizational, initial and continuing offering, and ordinary administrative expenses of the Customer
(including, but not limited to, legal, accounting, and auditing fees, printing costs, filing fees, escrow fees, marketing costs and expenses and other related expenses) and all charges of CFI for executing and clearing the Customer's futures interests trades (as described in paragraph 5 below), and shall not be reimbursed therefor.

          4. Agreement Nonexclusive. DWR shall be free to render services of the nature to be rendered to the Customer hereunder to other persons or entities in addition to the Customer, and the parties acknowledge that DWR may render such services to additional entities similar in nature to the Customer, including other partnerships organized with Demeter as their general partner. It is expressly understood and agreed that this Agreement is nonexclusive and that the Customer has no obligation to execute any or all of its trades for futures interests through DWR. The parties acknowledge that the Customer may utilize such other broker or brokers as Demeter may direct from time to time.
The Customer's utilization of an additional commodity broker shall neither terminate this Agreement nor modify in any regard the respective rights and obligations of the Customer and DWR hereunder.

          5. Compensation of DWR. The Customer will pay brokerage fees to DWR at a monthly flat-rate. The Customer will pay to DWR a monthly flat-rate fee of 1/12 of 7.0% of the Customer's Net Assets (a 7.0% annual rate) as of the first day of each month. DWR will receive such brokerage fees irrespective of the number of trades executed on the Customer's behalf.

          DWR will pay, from brokerage fees received by it, all charges of CFI for executing and clearing trades for the Customer, including floor brokerage fees, exchange fees, clearinghouse fees, NFA fees, "give up" fees, any taxes (other than income taxes), any third party clearing costs incurred by CFI, costs associated with taking delivery of futures interests, and fees for execution of forward contract transactions.

          From time to time, DWR may increase or decrease brokerage fees to be charged to the Customer; provided, however, that: (i) notice of any such increase is mailed to each Limited Partner at least five business days prior to the last date on which a "Request for Redemption" must be received by the General Partner with respect to the applicable Redemption Date; and (ii) such notice shall describe the redemption and voting rights of Limited Partners.

          Notwithstanding the foregoing, the Customer's expenses are subject to the following limits: (a) if the Customer were to pay roundturn brokerage commissions, the brokerage commissions (excluding transaction fees and costs) payable by the Customer to DWR shall not exceed 80% of DWR's published non-member rates for speculative accounts and (b) the aggregate of (i) brokerage commissions (or fees) payable to DWR, (ii) transaction fees and costs payable by the Customer, and (iii) net excess interest and compensating balance benefits to DWR (after crediting the Customer with interest as described below) shall not exceed 14% annually of the Customer's average month-end Net Assets during each calendar year.

          6. Investment Discretion. The parties recognize that DWR shall have no authority to direct the futures interests investments to be made for the Customer's account. However, the parties agree that DWR, and not the Trading Advisor, shall have the authority and responsibility with regard to the investment, maintenance, and management of the Customer's assets that are held in segregated or secured accounts, as provided in
Section 7 hereof.

          7. Investment of Customer Funds. The Customer shall deposit its assets in accounts with DWR. The Customer's assets deposited with DWR will be segregated or secured in accordance with the Commodity Exchange Act and CFTC regulations and the Customer's funds will either be invested along with other customer segregated and secured funds of DWR or held in non-interest bearing bank accounts. DWR shall credit the Customer with interest income at month-end at the rate earned by DWR on its U.S.
Treasury Bill investments with customer segregated funds as if 100% of the Customer's average daily funds (including cash and securities) held in the Customer's account with DWR during the month were invested in U.S. Treasury Bills at such rate. All of such funds will be available for margin for the Customer's trading. In addition, DWR shall credit the Customer with 100% of the interest income DWR receives from CFI, as agreed from time to time by DWR and CFI, on the Customer's assets deposited as margin with CFI. The Customer understands that it will not receive any other interest income on its assets. The Customer's assets held by DWR may be used solely as margin for the Customer's trading.

          Ownership of the right to receive interest on the Customer's assets pursuant to the preceding paragraph shall be reflected and maintained and may be transferred only on the books and records of DWR. Any purported transfer of such ownership shall not be effective or recognized until such transfer shall have been recorded on the books and records of DWR.

          8. Standard of Liability and Indemnity. Subject to Section 2 hereof, DWR and its affiliates (as defined below) shall not be liable to the Customer, the General Partner or Limited Partners, or any of its or their respective successors or assigns, for any act, omission, conduct, or activity undertaken by or on behalf of the Customer pursuant to this Agreement which DWR determines, in good faith, to be in the best interests of the customer, unless such act, omission, conduct, or activity by DWR or its affiliates constituted misconduct or negligence.

          The Customer shall indemnify, defend and hold harmless DWR and its affiliates from and against any loss, liability, damage, cost or expense (including attorneys' and accountants' fees and expenses incurred in the defense of any demands, claims, or lawsuits) actually and reasonably incurred arising from any act, omission, conduct or activity undertaken by DWR on behalf of the Customer pursuant to this Agreement, including, without limitation, any demands, claims or lawsuits initiated by a Limited Partner (or assignee thereof), provided that (i) DWR has determined, in good faith, that the act, omission, conduct, or activity giving rise to the claim for indemnification was in the best interests of the Customer, and (ii) the act, omission, conduct, or activity that was the basis for such loss, liability, damage, cost, or expense was not the result of misconduct or negligence. Notwithstanding anything to the contrary contained in the foregoing, neither DWR nor any of its affiliates shall be indemnified by the Customer for any losses, liabilities, or expenses arising from or out of an alleged violation of federal or state securities laws unless (a) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, or (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (c) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and related costs should be made, provided, with regard to such court approval, the indemnitee must apprise the court of the position of the SEC, and the positions of the respective securities administrators of Massachusetts, Missouri, Tennessee and/or those other states and jurisdictions in which the plaintiffs claim they were offered or sold Units, with respect to indemnification for securities laws violations before seeking court approval for indemnification. Furthermore, in any action or proceeding brought by a Limited Partner in the right of the Customer to which DWR or any affiliate thereof is a party defendant, any such person shall be indemnified only to the extent and subject to the conditions specified in this Section 8. The Customer shall make advances to DWR or its affiliates hereunder only if: (i) the demand, claim, lawsuit, or legal action relates to the performance of duties or services by such persons to the Customer; (ii) such demand, claim, lawsuit, or legal action is not initiated by a Limited Partner; and (iii) such advances are repaid, with interest at the legal rate under Delaware law, if the person receiving such advance is ultimately found not to be entitled to indemnification hereunder.

          DWR shall indemnify, defend and hold harmless the Customer and its successors or assigns from and against any losses, liabilities, damages, costs, or expenses (including in connection with the defense or settlement of claims; provided DWR has approved such settlement) incurred as a result of the activities of DWR or its affiliates, provided, further, that the act, omission, conduct, or activity giving rise to the claim for indemnification was the result of bad faith, misconduct or negligence.

          The indemnities provided in this Section 8 by the Customer to DWR and its affiliates shall be inapplicable in the event of any losses, liabilities, damages, costs, or expenses arising out of, or based upon, any material breach of any warranty, covenant, or agreement of DWR contained in this Agreement to the extent caused by such breach. Likewise, the indemnities provided in this Section 8 by DWR to the Customer and any of its successors and assigns shall be inapplicable in the event of any losses, liabilities, damages, costs, or expenses arising out of, or based upon, any material breach of any warranty, covenant, or agreement of the Customer contained in this Agreement to the extent caused by such breach.

          As used in this Section 8, the term "affiliate" of DWR shall mean: (i) any natural person, partnership, corporation, association, or other legal entity directly or indirectly owning, controlling, or holding with power to vote 10% or more of the outstanding voting securities of DWR; (ii) any partnership, corporation, association, or other legal entity 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote by DWR; (iii) any natural person, partnership, corporation, association, or other legal entity directly or indirectly controlling, controlled by, or under common control with, DWR; or (iv) any officer or director of DWR.
Notwithstanding the foregoing, "affiliates" for purposes of this Section
8 shall include only those persons acting on behalf of DWR within the scope of the authority of DWR, as set forth in this Agreement.

          9. Term. This Agreement shall continue in effect until terminated by either party giving not less than 60 days' prior written notice of termination to the other party. Any such termination by either party shall be without penalty.

          10. Complete Agreement. This Agreement constitutes the entire agreement between the parties with respect to the matters referred to herein, and no other agreement, verbal or otherwise, shall be binding as between the parties unless in writing and signed by the party against whom enforcement is sought.

          11. Assignment. This Agreement may not be assigned by either party without the express written consent of the other party.

          12. Amendment. This Agreement may not be amended except by the written consent of the parties and provided such amendment is consistent with the Prospectus.

          13. Notices. All notices required or desired to be delivered under this Agreement shall be in writing and shall be effective when delivered personally on the day delivered, or when given by registered or certified mail, postage prepaid, return receipt requested, on the day of receipt, addressed as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

          if to the Customer:
              MORGAN STANLEY DEAN WITTER CHARTER __________ L.P.
              c/o Demeter Management Corporation
              Two World Trade Center, 62nd Floor
              New York, New York  10048
              Attn:  Robert E. Murray

          if to DWR:
              DEAN WITTER REYNOLDS INC.
              Two World Trade Center, 62nd Floor
              New York, New York  10048
              Attn:  Robert E. Murray
                     Senior Vice President

          14. Survival. The provisions of this Agreement shall survive the termination of this Agreement with respect to any matter arising while this Agreement was in effect.

          15. Headings. Headings of Sections herein are for the convenience of the parties only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

          16. Incorporation by Reference. The Futures Customer Agreement annexed hereto is hereby incorporated by reference herein and made a part hereof to the same extent as if such document were set forth in full herein. If any provision of this Agreement is or at any time becomes inconsistent with the annexed document, the terms of this Agreement shall control.

          IN WITNESS WHEREOF, this Agreement has been executed for and on behalf of the undersigned as of the day and year first above written.

                                      MORGAN STANLEY DEAN WITTER CHARTER
                                      __________ L.P.
                                      By:  Demeter Management
Corporation,
                                             General Partner

                                      By:  _______________________________
                                                   Mark J. Hawley
                                                   President

                                      DEAN WITTER REYNOLDS INC.

                                      By:  _______________________________
                                                  Mark J. Hawley
                                                  Executive Vice President

    Futures Customer Agreement

    In consideration of the acceptance by Dean Witter Reynolds Inc. ("DWR") of one or more accounts of the undersigned ("Customer") (if more than one account is carried by DWR, all are covered by this Agreement and are referred to collectively as the "Account") and DWR's agreement to act as Customer's broker for the execution, clearance and/or carrying of transactions for the purchase and sale of commodity interests, including commodities, commodity futures contracts and commodity options, Customer agrees as follows:

     1. APPLICABLE RULES AND REGULATIONS - The Account and each transaction therein shall be subject to the terms of this Agreement and to (a) all applicable laws and the regulations, rules and orders (collectively "regulations") of all regulatory and self-regulatory organizations having jurisdiction and (b) the constitution, by-laws, rules, regulations, orders, resolutions, interpretations and customs and usages (collectively "rules") of the market and any associated clearing organization (each an "exchange") on or subject to the rules of which such transaction is executed and/or cleared. The reference in the preceding sentence to exchange rules is solely for DWR's protection and DWR's failure to comply therewith shall not constitute a breach of this Agreement or relieve Customer of any obligation or responsibility under this Agreement. DWR shall not be liable to Customer as a result of any action by DWR, its officers, directors, employees or agents to comply with any rule or regulation.

     2.   PAYMENTS TO DWR - Customer agrees to pay to DWR immediately on request
          (a) commissions, fees and service charges as are in effect from time to time together with all applicable regulatory and self- regulatory organization and exchange fees, charges and taxes; (b) the amount of any debit balance or any other liability that may result from transactions executed for the account; and (c) interest on such debit balance or liability at the prevailing rate charged by DWR at the time such debit balance or liability arises and service charges on any such debit balance or liability together with any reasonable costs and attorney's fees incurred in collecting any such debit balance or liability. Customer acknowledges that DWR may charge commissions at other rates to other customers.

     3. CUSTOMER'S DUTY TO MAINTAIN ADEQUATE MARGIN - Customer shall at all times and without prior notice or demand from DWR maintain adequate margins in the account so as continually to meet the original and maintenance margin requirements established by DWR for Customer. DWR may change such requirements from time to time at DWR's discretion. Such margin requirements may exceed the margin requirements set by any exchange or other regulatory authority and may vary from DWR's requirements for other customers. Customer agrees, when so requested, immediately to wire transfer margin funds and to furnish DWR with names of bank officers for immediate verification of such transfers. Customer acknowledges and agrees that DWR may receive and retain as its own any interest, increment, profit, gain or benefit directly or indirectly, accruing from any of the funds DWR receives from Customer.

     4.   DELIVERY; OPTION EXERCISE

          (a) Customer acknowledges that the making or accepting of delivery pursuant to a futures contract may involve a much higher degree of risk than liquidating a position by offset. DWR has no control over and makes no warranty with respect to grade, quality or tolerances of any commodity delivered in fulfillment of a contract.

          (b) Customer agrees to give DWR timely notice and immediately o On request to inform DWR if Customer intends to make or take delivery under a futures contract or to exercise an option contract. If so requested, Customer shall provide DWR with satisfactory assurances that Customer can fulfill Customer's obligation to make or take delivery under any contract. Customer shall furnish DWR with property deliverable by it under any contract in accordance with DWR's instructions.

          (c) DWR shall not have any obligation to exercise any long option contract unless Customer has furnished DWR with timely exercise instructions and sufficient initial margin with respect to each underlying futures contract.

     5. FOREIGN CURRENCY - If DWR enters into any transaction for Customer effected in a currency other than U.S. dollars: (a) any profit or loss caused by changes in the rate of exchange for such currency shall be for Customer's account and risk and (b) unless another currency is designated in DWR's confirmation of such transaction, all margin for such transaction and the profit or loss on the liquidation of such transaction shall be in U.S. dollars at a rate of exchange determined by DWR in its discretion on the basis of then prevailing market rates of exchange for such foreign currency.

     6. DWR MAY LIMIT POSITIONS HELD - Customer agrees that DWR, at its discretion, may limit the number of open positions (net or gross) which Customer may execute, clear and/or carry with or acquire through it. Customer agrees (a) not to make any trade which would have the effect of exceeding such limits, (b) that DWR may require Customer to reduce open positions carried with DWR and (c) that DWR may refuse to accept orders to establish new positions. DWR may impose and enforce such limits, reduction or refusal whether or not they are required by applicable law, regulations or rules. Customer shall comply with all position limits established by any regulatory or self-regulatory organization or any exchange. In addition, Customer agrees to notify DWR promptly if customer is required to file position reports with any regulatory or self-regulatory organization or with any exchange.

     7. NO WARRANTY AS TO INFORMATION OR RECOMMENDATION - Customer acknowledges that:

          (a) Any market recommendations and information DWR may communicate to Customer, although based upon information obtained from sources believed by DWR to be reliable, may be incomplete and not subject to verification;

          (b) DWR makes no representation, warranty or guarantee as to, and shall not be responsible for, the accuracy or completeness of any information or trading recommendation furnished to Customer;

          (c) recommendations to Customer as to any particular transaction at any given time may differ among DWR's personnel due to diversity in analysis of fundamental and technical factors and may vary from any standard recommendation made by DWR in its market letters or otherwise; and

          (d) DWR has no obligation or responsibility to update any market recommendations or information it communicates to Customer.

          Customer understands that DWR and its officers, directors, affiliates, stockholders, representatives or associated persons may have positions in and may intend to buy or sell commodity interests which are the subject of market recommendations furnished to Customer, and that the market positions of DWR or any such officer, director, affiliate, stockholder, representative or associated person may or may not be consistent with the recommendations furnished to Customer by DWR.

    8.  LIMITS ON DWR DUTIES; LIABILITY - Customer agrees:

          (a) that DWR has no duty to apprise Customer of news or of the value of any commodity interests or collateral pledged or in any way to advise Customer with respect to the market;

          (b) that the commissions which DWR receives are consideration solely for the execution, reporting and carrying of Customer's trades;

          (c) that if Customer has authorized any third party or parties to place orders or effect transactions on behalf of Customer in any Account, each such party has been selected by Customer based on its own evaluation and assessment of such party and that such party is solely the agent of Customer, and if any such party allocates commodity interests among its customers, Customer has reviewed each such party's commodity interest allocation system, has satisfied itself that such allocation system is fair and will seek recovery solely from such party to recover any damages sustained by Customer as the result of any allocation made by such party; and

          (d) to waive any and all claims, rights or causes of action which Customer has or may have against DWR or its officers, employees and agents (i) arising in whole or in part, directly or indirectly, out of any act or omission of any person, whether or not legally deemed an agent of DWR, who refers or introduces Customer to DWR or places orders for Customer and (ii) for any punitive damages and to limit any claims arising out of this Agreement or the Account to Customer's direct out-of-pocket damages.

    9. EXTRAORDINARY EVENTS - Customer shall have no claim against DWR for any loss, damage, liability, cost, charge, expense, penalty, fine or tax caused directly or indirectly by (a) governmental, court, exchange, regulatory or self-regulatory organization restrictions, regulations, rules, decisions or orders, (b) suspension or termination of trading,
        (c) war or civil or labor disturbance, (d) delay or inaccuracy in the transmission or reporting of orders due to a breakdown or failure of computer services, transmission or communication facilities, (e) the failure or delay by any exchange to enforce its rules or to pay to DWR any margin due in respect of Customer's Account, (f) the failure or delay by any bank, trust company, clearing organization or other person which, pursuant to applicable exchange rules, is holding Customer funds, securities or other property to pay or deliver the same to DWR or (g) any other cause or causes beyond DWR's control.

    10. INDEMNIFICATION OF DWR - Customer agrees to indemnify, defend and hold harmless DWR and its officers, employees and agents from and against any loss, cost, claim, damage (including any consequential cost, loss or damage), liability or expense (including reasonable attorneys' fees) and any fine, sanction or penalty made or imposed by any regulatory or self-regulatory authority or any exchange as the result, directly or indirectly, of:

        (a) Customer's failure or refusal to comply with any provision of this Agreement or perform any obligation on its part to be performed pursuant to this Agreement; and

        (b) Customer's failure to timely deliver any security, commodity or other property previously sold by DWR on Customer's behalf.

    11. NOTICES; TRANSMITTALS - DWR shall transmit all communications to Customer at Customer's address, telefax or telephone number set forth in the accompanying Futures Account Application or to such other address as Customer may hereafter direct in writing. Customer shall transmit all communications to DWR (except routine inquiries concerning the Account) to 130 Liberty Street, New York, NY 10006, Attention: Futures Compliance Officer. All payments and deliveries to DWR shall be made as instructed by DWR from time to time and shall be deemed received only when actually received by DWR.

    12. CONFIRMATION CONCLUSIVE - Confirmation of trades and any other notices sent to Customer shall be conclusive and binding on Customer unless Customer or Customer's agent notifies DWR to the contrary (a) in the case of an oral report, orally at the time received by Customer or its agent or (b) in the case of a written report or notice, in writing prior to opening of trading on the business day next following receipt of the report. In addition, if Customer has not received a written confirmation that a commodity interest transaction has been executed within three business days after Customer has placed an order with DWR to effect such transaction, and has been informed or believes that such order has been or should have been executed, then Customer immediately shall notify DWR thereof. Absent such notice, Customer conclusively shall be deemed estopped to object and to have waived any such objection to the failure to execute or cause to be executed such transaction. Anything in this
        Section 12 withstanding, neither Customer nor DWR shall be bound by any transaction or price reported in error.

    13. SECURITY INTEREST - All money and property ("collateral") now or at any future time held in Customer's Account, or otherwise held by DWR for Customer, is subject to a security interest in DWR's favor to secure any indebtedness at any time owing to it by Customer. DWR, in its discretion, may liquidate any collateral to satisfy any margin or Account deficiencies or to transfer the collateral to the general ledger account of DWR.

    14. TRANSFER OF FUNDS - At any time and from time to time and without prior notice to Customer, DWR may transfer from one account to another account in which Customer has any interest, such excess funds, equities, securities or other property as in DWR's judgment may be required for margin, or to reduce any debit balance or to reduce or satisfy any deficits in such other accounts except that no such transfer may be made from a segregated account subject to the Commodity Exchange Act to another account maintained by Customer unless either Customer has authorized such transfer in writing or DWR is effecting such transfer to enforce DWR's security interest pursuant to Section 13. DWR promptly shall confirm all transfers of funds made pursuant hereto to Customer in writing.

    15. DWR'S RIGHT TO LIQUIDATE CUSTOMER POSITIONS - In addition to all other rights of DWR set forth in this Agreement:

        (a) when directed or required by a regulatory or self-regulatory organization or exchange having jurisdiction over DWR or the Account;

        (b) whenever, in its discretion, DWR considers it necessary for its protection because of margin requirements or otherwise;

        (c) if Customer or any affiliate of Customer repudiates, violates, breaches or fails to perform on a timely basis any term, covenant or condition on its part to be performed under this Agreement or another agreement with DWR;

        (d) if a case in bankruptcy is commenced or if a proceeding under any insolvency or other law for the protection of creditors or for the appointment of a receiver, liquidator, trustee, conservator, custodian or similar officer is filed by or against Customer or any affiliate of Customer, or if Customer or any affiliate of Customer makes or proposes to make any arrangement or composition for the benefit of its creditors, or if Customer (or any such affiliate) or any or all of its property is subject to any agreement, order, judgment or decree providing for Customer's dissolution, winding-up, liquidation, merger, consolidation, reorganization or for the appointment of a receiver, liquidator, trustee, conservator, custodian or similar officer of Customer, such affiliate or such property;

        (e)  DWR is informed of Customer's death or mental incapacity; or

        (f) if an attachment or similar order is levied against the Account or any other account maintained by Customer or any affiliate of Customer with DWR;

        DWR shall have the right to (i) satisfy any obligations due DWR out of any Customer's property in DWR's custody or control, (ii) liquidate any or all of Customer's commodity interest positions, (iii) cancel any or all of Customer's outstanding orders, (iv) treat any or all of Customer's obligations due DWR as immediately due and payable, (v) sell any or all of Customer's property in DWR's custody or control in such manner as DWR determines to be commercially reasonable, and/or (vi) terminate any or all of DWR's obligations for future performance to Customer, all without any notice to or demand on Customer. Any sale hereunder may be made in any commercially reasonable manner. Customer agrees that a prior demand, call or notice shall not be considered a waiver of DWR's right to act without demand or notice as herein provided, that Customer shall at all times be liable for the payment of any debit balance owing in each account upon demand whether occurring upon a liquidation as provided under this Section 15 or otherwise under this Agreement, and that in all cases Customer shall be liable for any deficiency remaining in each Account in the event of liquidation thereof in whole or in part together with interest thereon and all costs relating to liquidation and collection (including reasonable attorneys' fees).

    16. CUSTOMER REPRESENTATIONS, WARRANTIES AND AGREEMENTS - Customer represents and warrants to and agrees with DWR that:

        (a) Customer has full power and authority to enter into this Agreement and to engage in the transactions and perform its obligations hereunder and contemplated hereby and (i) if a corporation or a limited liability company, is duly organized under the laws of the jurisdiction set forth in the accompanying Futures Account Application, or (ii) if a partnership, is duly organized pursuant to a written partnership agreement and the general partner executing this Agreement is duly authorized to do so under the partnership agreement;

        (b) Neither Customer nor any partner, director, officer, member, manager or employee of Customer nor any affiliate of Customer is a partner, director, officer, member, manager or employee of a futures commission merchant introducing broker, exchange or self-regulatory organization or an employee or commissioner of the Commodity Futures Trading Commission (the "CFTC"), except as previously disclosed in writing to DWR;

        (c) The accompanying Futures Account Application and Personal Financial Statements, if applicable, (including any financial statements furnished in connection therewith) are true, correct and complete. Except as disclosed on the accompanying Futures Account Application or otherwise provided in writing, (i) Customer is not a commodity pool or is exempt from registration under the rules of the Commission, and (ii) Customer is acting solely as principal and no one other than Customer has any interest in any Account of Customer. Customer hereby authorizes DWR to contact such banks, financial institutions and credit agencies as DWR shall deem appropriate for verification of the information contained herein.

        (d) Customer has determined that trading in commodity interests is appropriate for Customer, is prudent in all respects and does not and will not violate Customer's charter or by-laws (or other comparable governing document) or any law, rule, regulation, judgment, decree, order or agreement to which Customer or its property is subject or bound;

        (e) As required by CFTC regulations, Customer shall create, retain and produce upon request of the applicable contract market, the CFTC or the United States Department of Justice documents (such as contracts, confirmations, telex printouts, invoices and documents of title) with respect to cash transactions underlying exchanges of futures for cash commodities or exchange of futures in connection with cash commodity transactions;

        (f) Customer consents to the electronic recording, at DWR's discretion, of any or all telephone conversations with DWR (without automatic tone warning device), the use of same as evidence by either party in any action or proceeding arising out of the Agreement and in DWR's erasure, at its discretion, of any recording as part of its regular procedure for handling of recordings;

        (g) Absent a separate written agreement between Customer and DWR with respect to give-ups, DWR, in its discretion, may, but shall have no obligation to, accept from other brokers commodity interest transactions executed by such brokers on an exchange for Customer and proposed to be "given-up" to DWR for clearance and/or carrying in the Account;

        (h) DWR, for and on behalf of Customer, is authorized and empowered to place orders for commodity interest transactions through one or more electronic or automated trading systems maintained or operated by or under the auspices of an exchange, that DWR shall not be liable or obligated to Customer for any loss, damage, liability, cost or expense (including but not limited to loss of profits, loss of use, incidental or consequential damages) incurred or sustained by Customer and arising in whole or in part, directly or indirectly, from any fault, delay, omission, inaccuracy or termination of a system or DWR's inability to enter, cancel or modify an order on behalf of Customer on or through a system. The provisions of this
             Section 16(h) shall apply regardless of whether any customer claim arises in contract, negligence, tort, strict liability, breach of fiduciary obligations or otherwise; and

        (i) If Customer is subject to the Financial Institution Reform, Recovery and Enforcement Act of 1989, the certified resolutions set forth following this Agreement have been caused to be reflected in the minutes of Customer's Board of Directors (or other comparable governing body) and this Agreement is and shall be, continuously from the date hereof, an official record of Customer.

        Customer agrees to promptly notify DWR in writing if any of the warrantie and representations contained in this Section 16 becomes inaccurate or in any way ceases to be true, complete and correct.

    17. SUCCESSORS AND ASSIGNS - This Agreement shall inure to the benefit of DWR, its successors and assigns, and shall be binding upon Customer and Customer's executors, trustees, administrators, successors and assigns, provided, however, that this Agreement is not assignable by Customer without the prior written consent of DWR.

    18. MODIFICATION OF AGREEMENT BY DWR; NON-WAIVER PROVISION - This
        Agreement may only be altered, modified or amended by mutual written consent of the parties, except that if DWR notifies Customer of a change in this Agreement and Customer thereafter effects a commodity interest transaction in an account, Customer agrees that such action by Customer will constitute consent by Customer to such change. No employee of DWR other than DWR's General Counsel or his or her designee, has any authority to alter, modify, amend or waive in any respect any of the terms of this Agreement. The rights and remedies conferred upon DWR shall be cumulative, and its forbearance to take any remedial action available to it under this Agreement shall not waive its right at any time or from time to time thereafter to take such action.

    19. SEVERABILITY - If any term or provision hereof or the application thereof to any persons or circumstances shall to any extent be contrary to any exchange, government or self-regulatory regulation or contrary to any federal, state or local law or otherwise be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is contrary, invalid or unenforceable, shall not be affected thereby.

    20. CAPTIONS - All captions used herein are for convenience only, are not a part of this Agreement, and are not to be used in construing or interpreting any aspect of this Agreement.

    21. TERMINATION - This Agreement shall continue in force until written notice of termination is given by Customer or DWR. Termination shall not relieve either party of any liability or obligation incurred prior to such notice. Upon giving or receiving notice of termination, Customer will promptly take all action necessary to transfer all open positions in each account to another futures commission merchant.

    22. ENTIRE AGREEMENT - This Agreement constitutes the entire agreement between Customer and DWR with respect to the subject matter hereof and supersedes any prior agreements between the parties with respect to such subject matter.

    23. GOVERNING LAW; CONSENT TO JURISDICTION -

        (a) In case of a dispute between Customer and DWR arising out of or relating to the making or performance of this Agreement or any transaction pursuant to this Agreement (i) this Agreement and its enforcement shall be governed by the laws of the State of New York without regard to principles of conflicts of laws, and (ii) Customer will bring any legal proceeding against DWR in, and Customer hereby consents in any legal proceeding by DWR to the jurisdiction of, any state or federal court located within the State and City of New York in connection with all legal proceedings arising directly, indirectly or otherwise in connection with, out of, related to or from Customer's Account, transactions contemplated by this Agreement or the breach thereof. Customer hereby waives all objections Customer, at any time, may have as to the propriety of the court in which any such legal proceedings may be commenced. Customer also agrees that any service of process mailed to Customer at any address specified to DWR shall be deemed a proper service of process on the undersigned.

        (b) Notwithstanding the provisions of Section 23 (a)(ii), Customer may elect at this time to have all disputes described in this Section resolved by arbitration. To make such election, Customer must sign the Arbitration Agreement set forth in Section 24. Notwithstanding such election, any question relating to whether Customer or DWR has commenced an arbitration proceeding in a timely manner, whether a dispute is within the scope of the Arbitration Agreement or whether a party (other than Customer or DWR) has consented to arbitration and all proceedings to compel arbitration shall be determined by a court as specified in
             Section 23 (a)(ii).

    24. ARBITRATION AGREEMENT (OPTIONAL) - Every dispute between Customer and DWR arising out of or relating to the making or performance of this Agreement or any transaction pursuant to this Agreement, shall be settled by arbitration in accordance with the rules, then in effect, of the National Futures Association, the contract market upon which the transaction giving rise to the claim was executed, or the National Association of Securities Dealers as Customer may elect. If Customer does not make such election by registered mail addressed to DWR at 130 Liberty Street, 29th Floor, New York, NY 10006; Attention: Deputy General Counsel, within 45 days after demand by DWR that the Customer make such election, then DWR may make such election. DWR agrees to pay any incremental fees which may be assessed by a qualified forum for making available a "mixed panel" of arbitrators, unless the arbitrators determine that Customer has acted in bad faith in initiating or conducting the proceedings. Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

        IN ADDITION TO FOREIGN FORUMS, THREE FORUMS EXIST FOR THE RESOLUTION OF COMMODITY DISPUTES: CIVIL COURT LITIGATION, REPARATIONS AT THE COMMODITY FUTURES TRADING COMMISSION ("CFTC") AND ARBITRATION CONDUCTED BY A SELF-REGULATORY OR OTHER PRIVATE ORGANIZATION.

        THE CFTC RECOGNIZES THAT THE OPPORTUNITY TO SETTLE DISPUTES BY ARBITRATION MAY IN SOME CASES PROVIDE MANY BENEFITS TO CUSTOMERS, INCLUDING THE ABILITY TO OBTAIN AN EXPEDITIOUS AND FINAL RESOLUTION OF DISPUTES WITHOUT INCURRING SUBSTANTIAL COSTS. THE CFTC REQUIRES, HOWEVER, THAT EACH CUSTOMER INDIVIDUALLY EXAMINE THE RELATIVE MERITS OF ARBITRATION AND THAT YOUR CONSENT TO THIS ARBITRATION AGREEMENT BE VOLUNTARY.

        BY SIGNING THIS AGREEMENT, YOU (1) MAY BE WAIVING YOUR RIGHT TO SUE IN A COURT OF LAW AND (2) ARE AGREEING TO BE BOUND BY ARBITRATION OF ANY CLAIMS OR COUNTERCLAIMS WHICH YOU OR DWR MAY SUBMIT TO ARBITRATION UNDER THIS AGREEMENT. YOU ARE NOT, HOWEVER, WAIVING YOUR RIGHT TO ELECT INSTEAD TO PETITION THE CFTC TO INSTITUTE REPARATIONS PROCEEDINGS UNDER
        SECTION 14 OF THE COMMODITY EXCHANGE ACT WITH RESPECT TO ANY DISPUTE WHICH MAY BE ARBITRATED PURSUANT TO THIS AGREEMENT. IN THE EVENT A DISPUTE ARISES, YOU WILL BE NOTIFIED IF DWR INTENDS TO SUBMIT THE DISPUTE TO ARBITRATION. IF YOU BELIEVE A VIOLATION OF THE COMMODITY EXCHANGE ACT IS INVOLVED AND IF YOU PREFER TO REQUEST A SECTION 14 "REPARATIONS" PROCEEDINGS BEFORE THE CFTC, YOU WILL HAVE 45 DAYS FROM THE DATE OF SUCH NOTICE IN WHICH TO MAKE THAT ELECTION.

        YOU NEED NOT AGREE TO THIS ARBITRATION AGREEMENT TO OPEN AN ACCOUNT WITH DWR. See 17 CFR 180.1-180.5. ACCEPTANCE OF THIS ARBITRATION AGREEMENT REQUIRES A SEPARATE SIGNATURE ON PAGE 8.

    25. CONSENT TO TAKE THE OTHER SIDE OF ORDERS (OPTIONAL) - Without its prior notice, Customer agrees that when DWR executes sell or buy orders on Customer's behalf, DWR, its directors, officers, employees, agents, affiliates, and any floor broker may take the other side of Customer's transaction through any account of such person subject to its being executed at prevailing prices in accordance with and subject to the limitations and conditions, if any, contained in applicable rules and regulations.

    26. AUTHORIZATION TO TRANSFER FUNDS (OPTIONAL) - Without limiting other provisions herein, DWR is authorized to transfer from any segregated account subject to the Commodity Exchange Act carried by DWR for the Customer to any other account carried by DWR for the Customer such amount of excess funds as in DWR's judgment may be necessary at any time to avoid a margin call or to reduce a debit balance in said account. It is understood that DWR will confirm in writing each such transfer of funds made pursuant to this authorization within a reasonable time after such transfer.

    27. SUBORDINATION AGREEMENT (Applies only to Accounts with funds held in foreign countries) - Funds of customers trading on United States contract markets may be held in accounts denominated in a foreign currency with depositories located outside the United States or its territories if the customer is domiciled in a foreign country or if the funds are held in connection with contracts priced and settled in a foreign currency. Such accounts are subject to the risk that events could occur which hinder or prevent the availability of these funds for distribution to customers. Such accounts also may be subject to foreign currency exchange rate risks.

        If authorized below, Customer authorizes the deposit of funds into such foreign depositories. For customers domiciled in the United States, this authorization permits the holding of funds in regulated accounts offshore only if such funds are used to margin, guarantee, or secure positions in such contracts or accrue as a result of such positions. In order to avoid the possible dilution of other customer funds, a customer who has funds held outside the United States agrees by accepting this subordination agreement that his claims based on such funds will be subordinated as described below in the unlikely event both of the following conditions are met: (1) DWR is placed in receivership or bankruptcy, and (2) there are insufficient funds available for distribution denominated in the foreign currency as to which the customer has a claim to satisfy all claims against those funds.

        By initialing the Subordination Agreement below, Customer agrees that if both of the conditions listed above occur, its claim against DWR's assets attributable to funds held overseas in a particular foreign currency may be satisfied out of segregated customer funds held in accounts denominated in dollars or other foreign currencies only after each customer whose funds are held in dollars or in such other foreign currencies receives its pro-rata portion of such funds. It is further agreed that in no event may a customer whose funds are held overseas receive more than its pro-rata share of the aggregate pool consisting of funds held in dollars, funds held in the particular foreign currency, and non-segregated assets of DWR.

OPTIONAL ELECTIONS

The following provisions, which are set forth in this agreement, need not be entered into to open the Account. Customer agrees that its optional elections are as follows:

                                            Signature required for each election
ARBITRATION AGREEMENT:
(Agreement Paragraph 24)                    ____________________________________

CONSENT TO TAKE THE OTHER SIDE OF ORDERS:
(Agreement Paragraph 25)                    X___________________________________

AUTHORIZATION TO TRANSFER FUNDS:
(Agreement Paragraph 26)                    ____________________________________

ACKNOWLEDGEMENT TO SUBORDINATION AGREEMENT
(Agreement Paragraph 27)                    X___________________________________
                                             (Required for accounts holding
                                                    non-U.S. currency)

HEDGE ELECTION

    Customer confirms that all transactions in the Account will represent bona fide hedging transactions, as defined by the
    Commodity Futures Trading Commission, unless DWR is notified otherwise not later than the time an order is placed for the
    Account [check box if applicable]:                                     /_ /

    Pursuant to CFTC Regulation 190.06(d), Customer specifies and agrees, with respect to hedging transactions in the Account, that in the unlikely event of DWR's bankruptcy, it prefers that the bankruptcy trustee [check appropriate box]:

    A.  Liquidate all open contracts without first seeking
    instructions either from or on behalf of Customer.                     /_ /

    B.  Attempt to obtain instructions with respect to the
    disposition of all open contracts.
    (If neither box is checked, Customer shall be deemed
    to elect A)                                                            /_ /


ACKNOWLEDGEMENT OF RECEIPT OF RISK DISCLOSURE STATEMENTS

The undersigned each hereby acknowledges its separate receipt from DWR, and its understanding of each of the following documents prior to the opening of the account:

O  Risk Disclosure Statement for           O  Project ATM Customer Information
   Futures and Options (in the form           Statement
   prescribed by CFTC
   Regulation 1.55(c))

O  LME Risk Warning Notice                 O  Questions & Answers on Flexible
                                              Options Trading at the CBOT

O  Dean Witter Order Presumption for       O  CME Average Pricing System
   After Hours Electronic Markets             Disclosure Statement

O  NYMEX ACCESSSM Risk Disclosure          O  Special Notice to Foreign Brokers
    Statement                                 and Foreign Traders

O  Globex(r) Customer Information and
   Risk Disclosure Statement


REQUIRED SIGNATURES

The undersigned has received, read, understands and agrees to all the provisions of this Agreement and the separate risk disclosure statements enumerated above and agrees to promptly notify DWR in writing if any of the warranties and representations contained herein become inaccurate or in any way cease to be true, complete and correct.

-------------------------------------------------------------------------------
CUSTOMER NAME(S)
    By:  DEMETER MANAGEMENT CORPORATION


    By:
------------------------------------------     --------------------------------
    AUTHORIZED SIGNATURE(S)                    DATE

    Mark J. Hawley, President
    (If applicable, print name and title of signatory)

                                                                Exhibit 10.01(a)

                             CUSTOMER AGREEMENT

          THIS CUSTOMER AGREEMENT (this "Agreement"), made as of the ____ day of ________________, 1998, by and among MORGAN STANLEY DEAN WITTER CHARTER ____________ L.P., a Delaware limited partnership (the
"Customer"), CARR FUTURES INC., a Delaware corporation ("CFI"), and DEAN WITTER REYNOLDS INC., a Delaware corporation ("DWR");

                             W I T N E S S E T H :

          WHEREAS, the Customer was organized pursuant to a Certificate of Limited Partnership filed in the office of the Secretary of State of the State of Delaware on ________________, 1998, and a Limited Partnership Agreement dated as of _______________, 1998 between Demeter Management Corporation, a Delaware corporation ("Demeter"), acting as general partner (in such capacity, the "General Partner"), and the limited partners of the Customer, to trade, buy, sell, spread, or otherwise acquire, hold, or dispose of commodities (including, but not limited to, foreign currencies, mortgage-backed securities, money market instruments, financial instruments, and any other securities or items which are, or may become, the subject of futures contract trading), domestic and foreign commodity futures contracts, commodity forward contracts, foreign exchange commitments, options on physical commodities and on futures contracts, spot (cash) commodities and currencies, and any rights pertaining thereto (hereinafter referred to collectively as "futures interests"), and securities (such as United States Treasury bills) approved by the Commodity Futures Trading Commission (the "CFTC") for investment of customer funds and other securities on a limited basis, and to engage in all activities incident thereto;

          WHEREAS, the Customer (which is a commodity pool) and the General Partner (which is a registered commodity pool operator) have entered into a management agreement (the "Management Agreement") with a certain trading advisor (the "Trading Advisor"), which provides that the Trading Advisor has authority and responsibility, except in certain limited situations, to direct the investment and reinvestment of the assets of the Customer in futures interests under the terms set forth in the Management Agreement;

          WHEREAS, the Customer and DWR have entered into that certain Customer Agreement, dated as of _________________, 1998 (the "DWR Customer Agreement"), whereby DWR agreed to perform certain non-clearing futures interests brokerage and other services for the Customer; and

          WHEREAS, the Customer, DWR and CFI wish to enter into this Agreement to set forth the terms and conditions upon which CFI will perform futures interests execution and clearing services for the Customer;

          NOW, THEREFORE, the parties hereto hereby agree as follows:

          1. Definitions. All capitalized terms not defined herein shall have the meaning given to them in the Customer's most recent prospectus as filed with the Securities and Exchange Commission (the "Prospectus") relating to the offering of units of limited partnership interest of the Customer (the "Units") and in any amendment or supplement to the Prospectus.

          2. Duties of CFI. CFI agrees to execute and clear all futures interests brokerage transactions on behalf of the Customer in accordance with instructions provided by DWR or the Trading Advisor, and the Customer agrees to retain CFI as its clearing broker for the term of this Agreement. CFI agrees to maintain such number of subaccounts for the Customer as DWR reasonably shall request. The execution and clearing services of CFI provided hereunder shall be in accordance with applicable exchange rules.

          CFI agrees to furnish to the Customer as soon as practicable all of the information from time to time in its possession which Demeter, as the general partner of the Customer, is required to furnish to the Limited Partners pursuant to the Limited Partnership Agreement as from time to time in effect and as required by applicable law, rules, or regulations and to perform such other services for the Customer as are set forth herein and in the Prospectus. CFI shall disclose such information (including, without limitation, financial statements) regarding itself and its affiliates as may be required by the Customer for SEC, CFTC and state blue sky disclosure purposes.

          CFI agrees to notify the Trading Advisor and DWR immediately upon discovery of any error committed by CFI or any of its agents with respect to a trade executed or cleared by CFI on behalf of the Customer and to notify DWR promptly of any order or trade for the Customer's account which CFI believes was not executed or cleared in accordance with proper instructions given by DWR, Demeter or the Trading Advisor or other agent for the Customer's account. Notwithstanding any provision of this Agreement to the contrary, CFI shall assume financial responsibility for any errors committed or caused by it in executing or clearing orders for the purchase or sale of futures interests for the Customer's account and shall credit the Customer's account with any profit resulting from an error of CFI. Errors made by floor brokers appointed or selected by CFI shall constitute errors made by CFI. However, CFI shall not be responsible for errors committed by the Trading Advisor.

          CFI acknowledges that other partnerships of which the General Partner is the general partner are not affiliates of the Customer.

          3. Margins. The futures and futures option trades for the Customer's account shall be margined at the applicable exchange or clearinghouse minimum rates for speculative accounts; all subaccounts shall be combined for determining such margin requirements. All margin calls for the Customer's account shall be made to DWR by CFI, and each such call for margin shall be met by Customer within three hours after DWR has received such call. CFI shall accept as margin for the Customer's account any instrument deemed acceptable under exchange or clearinghouse rules pertaining to such account. Upon oral or written request by DWR, CFI shall, within three hours after receipt of any such request, wire transfer (by federal bank wire system) to DWR for Customer's account any funds in the Customer's account with CFI in excess of the margin requirements for such account.

          4. Obligations and Expenses. Except as otherwise set forth herein and in the Prospectus, the Customer, and not CFI, shall be responsible for all taxes, management and incentive fees to the Trading Advisor, the brokerage fees to DWR pursuant to the DWR Customer Agreement, and all extraordinary expenses incurred by it. DWR shall pay all of the organizational, initial and continuing offering, and ordinary administrative expenses of the Customer (including, but not limited to, legal, accounting, and auditing fees, printing costs, filing fees, escrow fees, marketing costs and expenses, and other related expenses), and all charges of CFI (as described in paragraph 6 below), and shall not be reimbursed therefor.

          5. Agreement Nonexclusive. CFI shall be free to render services of the nature to be rendered to the Customer hereunder to other persons or entities in addition to the Customer, and the parties acknowledge that CFI may render such services to additional entities similar in nature to the Customer, including other partnerships organized with Demeter as their general partner. It is expressly understood and agreed that this Agreement is nonexclusive and that the Customer has no obligation to execute any or all of its trades for futures interests through CFI. The parties acknowledge that the Customer may execute and clear trades for futures interests through such other broker or brokers as Demeter may direct from time to time. The Customer's utilization of an additional commodity broker shall neither terminate this Agreement nor modify in any regard the respective rights and obligations of the Customer and CFI hereunder.

          6. Compensation of CFI. In compensation of CFI's services pursuant to this Agreement, DWR shall pay to CFI such fees and costs as DWR and CFI shall agree from time to time, and the Customer shall pay CFI all floor brokerage fees, exchange fees, clearinghouse fees, NFA fees, "give-up" fees, any taxes (other than income taxes), any third party clearing costs incurred by CFI, costs associated with taking delivery of futures interests, fees for execution of forward contract transactions (in the aggregate, "Transaction Costs"). DWR shall reimburse the Customer at each month-end for all Transaction Costs incurred by the Customer. The Customer shall have no obligation to reimburse DWR for any payments made by DWR to CFI.

          7. Investment Discretion. The parties recognize that CFI shall have no authority to direct the futures interests investments to be made for the Customer's account, but shall execute only such orders for the Customer's account as DWR, Demeter or the Trading Advisor may direct from time to time. However, the parties agree that CFI, and not the Trading Advisor, shall have the authority and responsibility with regard to the investment, maintenance, and management of the Customer's assets that are held in segregated or secured accounts, as provided in Section 8 hereof.

          8. Interest on Customer Funds. The Customer's assets deposited with CFI will be segregated or secured in accordance with the Commodity Exchange Act and CFTC regulations. All of such funds will be available for margin for the Customer's trading and may be used solely as margin for the Customer's trading.

          CFI shall pay interest to DWR monthly based upon a daily calculation of the U.S. Dollar balance equity (i.e., cash and open trade equity) in the Customer's account as principal and the then prevailing 13-week Treasury bill weekly auction discount rate, less 10 basis points, divided by 360 as the interest rate. CFI shall pay to or earn interest from DWR, as the case may be, monthly based upon a daily calculation of the positive or negative non-U.S. Dollar balance (in each currency) in the account and any U.S. Dollar balance on deposit at a foreign clearinghouse at the actual interest rate at which earned or borrowed by CFI less actual haircuts applied by a third-party other than CFI. If CFI lends foreign currency to the account, CFI shall be entitled to charge the account the prevailing borrowing rate for such currency, plus 10 basis points, in accordance with the schedule of such rates provided by CFI.

          The Customer understands that it will not receive any interest income on its assets held by CFI other than that required to be paid by DWR to Customer pursuant to Section 7 of the DWR Customer Agreement.

          9. Recording Conversations. CFI consents to the electronic recording, at the discretion of the Customer, Customer's agents or DWR, of any or all telephone conversations with CFI (without automatic tone warning device), the use of same as evidence by either party in any action or proceeding arising out of this Agreement, and in the Customer's, Customer's agents' or DWR's erasure, at its discretion, of any recording as a part of its regular procedure for handling of recordings.

          10.  Delivery; Option Exercise.

          (a) The Customer acknowledges that the making or accepting of delivery pursuant to a futures contract may involve a much higher degree of risk than liquidating a position by offset. CFI has no control over and makes no warranty with respect to grade, quality or tolerances of any commodity delivered in fulfillment of a contract.

          (b) The Customer agrees to give CFI timely notice and immediately on request to inform CFI if the Customer intends to make or take delivery under a futures contract or to exercise an option contract. If so requested, the Customer shall provide CFI with satisfactory assurances that the Customer can fulfill the Customer's obligation to make or take delivery under any contract. The Customer shall furnish CFI with property deliverable by it under any contract in accordance with CFI's instructions.

          (c) CFI shall not have any obligation to exercise any long option contract unless the Customer has furnished CFI with timely exercise instructions and sufficient initial margin with respect to each underlying futures contract.

          11. Standard of Liability and Indemnity. Subject to Section 2 hereof, CFI and its affiliates (as defined below) shall not be liable to the Customer, the General Partner or Limited Partners, or any of its or their respective successors or assigns, for any act, omission, conduct, or activity undertaken by or on behalf of the Customer pursuant to this Agreement which CFI determines, in good faith, to be in the best interests of the Customer, unless such act, omission, conduct, or activity by CFI or its affiliates constituted misconduct or negligence.

          The Customer shall indemnify, defend and hold harmless CFI and its affiliates from and against any loss, liability, damage, cost or expense (including attorneys' and accountants' fees and expenses incurred in the defense of any demands, claims, or lawsuits) actually and reasonably incurred arising from any act, omission, conduct, or activity undertaken by CFI on behalf of the Customer pursuant to this Agreement, including, without limitation, any demands, claims or lawsuits initiated by a Limited Partner (or assignee thereof), provided that (i) CFI has determined, in good faith, that the act, omission, conduct, or activity giving rise to the claim for indemnification was in the best interests of the Customer, and (ii) the act, omission, conduct, or activity that was the basis for such loss, liability, damage, cost, or expense was not the result of misconduct or negligence. Notwithstanding anything to the contrary contained in the foregoing, neither CFI nor any of its affiliates shall be indemnified by the Customer for any losses, liabilities, or expenses arising from or out of an alleged violation of federal or state securities laws unless (a) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, or (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (c) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and related costs should be made, provided, with regard to such court approval, the indemnitee must apprise the court of the position of the SEC, and the positions of the respective securities administrators of Massachusetts, Missouri, Tennessee and/or those other states and jurisdictions in which the plaintiffs claim they were offered or sold Units, with respect to indemnification for securities laws violations before seeking court approval for indemnification. Furthermore, in any action or proceeding brought by a Limited Partner in the right of the Customer to which CFI or any affiliate thereof is a party defendant, any such person shall be indemnified only to the extent and subject to the conditions specified in this Section 11. The Customer shall make advances to CFI or its affiliates hereunder only if: (i) the demand, claim, lawsuit, or legal action relates to the performance of duties or services by such persons to the Customer; (ii) such demand, claim, lawsuit, or legal action is not initiated by a Limited Partner; and
(iii) such advances are repaid, with interest at the legal rate under

Delaware law, if the person receiving such advance is ultimately found not to be entitled to indemnification hereunder.

          CFI shall indemnify, defend and hold harmless the Customer and its successors or assigns from and against any losses, liabilities, damages, costs or expenses (including in connection with the defense or settlement of claims; provided CFI has approved such settlement) incurred as a result of the activities of CFI or its affiliates, provided, further, that the act, omission, conduct, or activity giving rise to the claim for indemnification was the result of bad faith, misconduct or negligence.

          The indemnities provided in this Section 11 by the Customer to CFI and its affiliates shall be inapplicable in the event of any losses, liabilities, damages, costs, or expenses arising out of, or based upon, any material breach of any warranty, covenant, or agreement of CFI contained in this Agreement to the extent caused by such breach.
Likewise, the indemnities provided in this Section 11 by CFI to the Customer and any of its successors and assigns shall be inapplicable in the event of any losses, liabilities, damages, costs, or expenses arising out of, or based upon, any material breach of any warranty, covenant, or agreement of the Customer contained in this Agreement to the extent caused by such breach.

          As used in this Section 11, the term "affiliate" of CFI shall mean: (i) any natural person, partnership, corporation, association, or other legal entity directly or indirectly owning, controlling, or holding with power to vote 10% or more of the outstanding voting securities of CFI; (ii) any partnership, corporation, association, or other legal entity 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote by CFI; (iii) any natural person, partnership, corporation, association, or other legal entity directly or indirectly controlling, controlled by, or under common control with, CFI; or (iv) any officer or director of CFI.
Notwithstanding the foregoing, "affiliates" for purposes of this Section 11 shall include only those persons acting on behalf of CFI within the scope of the authority of CFI, as set forth in this Agreement.

          12. Term. This Agreement shall continue in effect until terminated by any party giving not less than 60 days' prior written notice of termination to the other parties. The Customer shall have the right to terminate this Agreement

               (i) at any time, effective upon thirty (30) days' prior written notice to CFI, in the event that:
                    (A) CFI announces plans to discontinue the provision of execution and clearing services with respect to futures contracts, options on futures contracts or acting as a dealer counterparty for foreign exchange cash and forward contracts; or

                    (B) CFI merges or consolidates with or into or acquires or is acquired by, another entity or entities acting in concert (excluding any intergroup reorganizations with any affiliates of CFI or any capital contributions by, or sale of CFI stock to any affiliates of CFI, provided that the guarantee agreement between DWR and Credit Agricole Indosuez S.A. dated as of July 31, 1997 remains in place or a comparable guaranty is substituted by a bank with a net worth and credit rating equal to Credit Agricole Indosuez S.A.) in a transaction involving the purchase or sale of stock or substantially all of the assets of the acquired entity or which involves a capital contribution to or by such entity or entities (in an amount representing fifty percent (50%) or more of the book value of CFI's or such entity's (or their respective affiliate's) net worth), or the purchase or sale of stock representing fifty percent (50%) or more of CFI's or such entity's (or their respective affiliate's) outstanding equity securities; and

                   (ii) at any time effective immediately upon written notice to CFI in the event:

                    (A) CFI ceases to be registered or conduct business as a futures commission merchant or discontinues its membership or clearing membership on any major futures interest exchange in the United States (or any affiliated clearing corporation) or in the NFA; or

                    (B) a receiver, liquidator or trustee of CFI is appointed by court order and such order remains in effect for more than thirty (30) days; or CFI is adjudicated bankrupt or insolvent; or any of CFI's property is sequestered by court order and such order remains in effect for more than thirty
                         (30) days; or a petition is filed against CFI under any bankruptcy, reorganization, arrangement, insolvency, readjustment or debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and is not dismissed within thirty (30) days after such filing; or CFI files a petition in voluntary bankruptcy or seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any petition against it under any such law; or

                    (C) CFI, DWR or the Customer is ordered or otherwise directed to terminate this Agreement by any governmental, regulatory, or self-regulatory authority.

Any such termination by any party shall be without penalty.

          13. Complete Agreement. This Agreement constitutes the entire agreement among the parties with respect to the matters referred to herein, and no other agreement, verbal or otherwise, shall be binding as among the parties unless in writing and signed by the party against whom enforcement is sought.

          14. Assignment. This Agreement may not be assigned by any party without the express written consent of the other parties.

          15. Amendment. This Agreement may not be amended except by the written consent of the parties and provided such amendment is consistent with the Prospectus.

          16. Notices. All notices required or desired to be delivered under this Agreement shall be in writing and shall be effective when delivered personally on the day delivered, or when given by registered or certified mail, postage prepaid, return receipt requested, on the day of receipt, addressed as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

          if to the Customer:

          MORGAN STANLEY DEAN WITTER CHARTER ____________ L.P.
          c/o Demeter Management Corporation
          Two World Trade Center, 62nd Floor
          New York, New York  10048
          Attn:  Robert E. Murray

          if to DWR:

          DEAN WITTER REYNOLDS INC.
          Two World Trade Center, 62nd Floor
          New York, New York  10048
          Attn:  Robert E. Murray
                 Senior Vice President

          if to CFI:

          CARR FUTURES INC
          10 South Wacker Drive, Suite 1125
          Chicago, Illinois 60606
          Attn:  Legal/Compliance Department

          17. Survival. The provisions of this Agreement shall survive the termination of this Agreement with respect to any matter arising while this Agreement was in effect.

          18. Headings. Headings of Sections herein are for the convenience of the parties only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

          19. Incorporation by Reference. The Futures Account Agreement annexed hereto is hereby incorporated by reference herein and made a part hereof to the same extent as if such document were set forth in full herein. If any provision of this Agreement is or at any time becomes inconsistent with the annexed document, the terms of this Agreement shall control.

          20. Governing Law; Venue. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York (without regard to its choice of law principles). If any action or proceeding shall be brought by a party to this Agreement or to enforce any right or remedy under this Agreement, each party hereto hereby consents and will submit to the jurisdiction of the courts of the State of New York or any federal court sitting in the County, City and State of New York. Any action or proceeding brought by any party to this Agreement to enforce any right, assert any claim, or obtain any relief whatsoever in connection with this Agreement shall be brought by such party exclusively in the courts of the State of New York or any federal court sitting in the County, City and State of New York.

          IN WITNESS WHEREOF, this Agreement has been executed for and on behalf of the undersigned as of the day and year first above written.

                                      MORGAN STANLEY DEAN WITTER CHARTER
                                      ____________ L.P.

                                      By:  Demeter Management Corporation,
                                             General Partner

                                      By:  _______________________________
                                               Mark J. Hawley
                                               President

                                      DEAN WITTER REYNOLDS INC.

                                      By:  _______________________________
                                                Mark J. Hawley
                                                Executive Vice President

                                      CARR FUTURES INC.

                                      By:  _______________________________
                                      Name:  _____________________________
                                      Title:  ____________________________

                                CARR FUTURES INC.
                            FUTURES ACCOUNT AGREEMENT

In consideration of the acceptance by Carr Futures Inc. ("Carr") of one or more accounts of the undersigned ("Customer") (if more than one account is at any time opened or reopened with Carr, all are covered by this Agreement and are referred to individually and collectively as the "Account"), and Carr's agreement to act as broker, directly or indirectly, or as dealer, for the execution, clearance and/or carrying of transactions for the purchase and sale of commodity interests, including commodities, forward contracts, commodity futures contracts, options on commodity futures contracts and transaction involving the exchange of futures for cash commodities or the exchange of futures in connection with cash commodity transactions, Customer agrees as follows:

1.       APPLICABLE RULES AND REGULATIONS

         The Account and each transaction therein shall be subject to the terms of this Agreement and to (a) all applicable laws and the regulations, rules and orders (collectively "regulations") of all regulatory and self-regulatory organizations having jurisdiction and (b) the constitution, by-laws, rules, regulations, orders, resolutions, interpretations and customs and usages (collectively "rules") of the market and any associated clearing organization (each an "exchange") on or subject to the rules of which such transaction is executed and/or cleared. The reference in the preceding sentence to exchange rules is solely for Carr's protection and Carr's failure to comply therewith shall not constitute a breach of this Agreement or relieve Customer of any obligation or responsibility under this Agreement. Carr shall not be liable to Customer as a result of any action by Carr, its officers, directors, employees or agents to comply with any rule or regulation.

2.       PAYMENTS TO CARR

         Customer agrees to pay to Carr immediately on request (a) commissions, give-up charges, fees and service charges as are in effect from time to time, together with all applicable regulatory and self-regulatory organization and exchange fees, charges and taxes; (b) the amount of any debit balance or any other liability that may result from transactions executed for the Account; and (c) interest on such debit balance or liability at the prevailing rate charged by Carr at the time such debit balance or liability arises and service charges on any such debit balance or liability together with any reasonable costs and attorneys' fees incurred in collecting any such debit balance or liability. Customer acknowledges that Carr may charge commissions at other rates to other customers.

3.       CUSTOMER'S DUTY TO MAINTAIN ADEQUATE MARGIN

         Customer shall at all times, and without prior notice or demand from Carr, maintain adequate margin (also known as "performance bond") in the Account so as to continually to meet the original and maintenance margin requirements established by Carr for Customer. Carr may change such requirements from time to time at Carr's discretion. Such margin requirements may exceed the margin requirements set by any exchange or other regulatory authority and may vary from Carr's requirements for other customers. Customer agrees, when so requested, orally or by written notice, immediately (in no less than one hour) to wire transfer (by federal bank wire system to the account of Carr) margin funds, and to furnish Carr with names of bank officers for immediate verification of such transfers. Customer acknowledges and agrees that Carr may receive and retain as its own any interest, increment, profit, gain or benefit, directly or indirectly, accruing from any of the funds Carr receives from Customer.

4.       DELIVERY; OPTION EXERCISE

         Liquidating instructions on open positions maturing in a current delivery month must be given to Carr at least five business days prior to the first notice day in the case of long positions, and at least five business days prior to the last trading day in the case of short positions. Alternatively, sufficient funds to take delivery or the necessary delivery documents must be delivered to Carr within the same period described above. If funds, documents or instructions are not received, Carr may, without notice, either liquidate Customer's position or make or receive delivery on behalf of Customer upon such terms and by such methods as Carr, in its sole discretion, determines.

         If, at any time, Customer fails to deliver to Carr any property previously sold by Carr on Customer's behalf in compliance with commodity interest contracts, or Carr shall deem it necessary (whether by reason of the requirements of any exchange, clearing house or otherwise) to replace any securities, commodity interest contracts, financial instruments, or other property previously delivered by Carr for the Account of Customer with other property of like or equivalent kind or amount, Customer hereby authorizes Carr, in its sole judgment, to borrow or to buy any property necessary to make delivery thereof, or to replace any such property previously delivered, or to deliver the same to such other party or to whom delivery is to be made. Carr may subsequently repay any borrowing or purchase thereof with property purchased or otherwise acquired for the amount of Customer. Customer shall pay Carr for any cost, loss and damages from the foregoing, including, but not limited to, consequential damages, penalties and fines which Carr may incur or which Carr may sustain from its inability to borrow or buy any such property.

         Customer understands that some exchanges and clearing houses have established cut-off times for the tender of exercise instructions, and that an option will become worthless if instructions are not delivered before such expiration time. Customer also understands that certain exchanges and clearing houses automatically will exercise some "in-the-money" options unless instructed otherwise. Customer acknowledges full responsibility for taking action either to exercise or to prevent the exercise of an option contract, as the case may be, and Carr is not required to take any action with respect to an option contract, including without limitations any action to exercise an option prior to its expiration date, or to prevent the automatic exercise of an option, except upon Customer's express instructions. Customer further understands that Carr may establish exercise cut-off times which may be different from the times established by exchanges and clearing houses.

         Customer understands that (a) all short option positions are subject to assignment at any time, including positions established on the same day that exercises are assigned, and (b) exercised assignment notices are allocated randomly from among all Carr customer's short options positions which are subject to exercise. A more detailed description of Carr's allocation procedures is available upon request.

5.       FOREIGN CURRENCY

         If Carr enters into any transaction for Customer effected in a currency other than U.S. dollars: (a) any profit or loss caused by changes in the rate of exchange for such currency shall be for Customer's Account and risk and (b) unless another currency is designated in Carr's confirmation of such transaction, all margin for such transaction and the profit or loss on the liquidation of such transaction shall be in U.S. dollars at a rate of exchange determined by Carr in its discretion on the basis of then prevailing market rates of exchange for such foreign currency.

6.       CARR MAY LIMIT POSITIONS HELD

         Customer agrees that Carr, at its discretion, may limit the number of open positions (net or gross) which Customer may execute, clear and/or carry with or acquire through it. Customer agrees (a) not to make any trade which would have the effect or exceeding such limits, (b) that Carr may require Customer to reduce open positions carried with Carr and (c) that Carr may refuse to accept orders to establish new positions. Carr may impose and enforce such limits, reduction or refusal whether or not they are required by applicable law, regulations or rules. Customer shall comply with all position limits established by any regulatory or self-regulatory organization or any exchange. In addition, Customer agrees to notify Carr promptly if Customer is required to file position reports with any regulatory or self-regulatory organization or with any exchange.

7.       NO WARRANTY AS TO INFORMATION OR RECOMMENDATION

         Customer acknowledges that:

         (a) Any market recommendations and information Carr may communicate to Customer, although based upon information obtained from sources believed by Carr to be reliable, may be incomplete and not subject to verification;

         (b) Carr makes no representation, warranty or guarantee as to, and shall not be responsible for, the accuracy or completeness of any information or trading recommendation furnished to Customer;

         (c) Recommendations to Customer as to any particular transaction at any given time may differ among Carr's personnel due to diversity in analysis of fundamental and technical factors and may vary from any standard recommendation made by Carr in its research reports or otherwise; and

         (d) Carr has no obligation or responsibility to update any market recommendations, research or information it communicates to Customer.

         Customer understands that Carr and its officers, directors, affiliates, stockholders, representatives or associated persons may have positions in and may intend to buy or sell commodity interests that are the subject of market recommendations furnished to Customer, and that the market positions of Carr or any such officer, director, affiliate, stockholder, representative or associated person may or may not be consistent with the recommendations furnished to Customer by Carr.

8.       LIMITS ON CARR DUTIES; LIABILITY

         Customer agrees:

         (a) That Carr has no duty to apprise Customer of news or of the value of any commodity interests or collateral pledged or in any way to advise Customer with respect to the market;

         (b) That the commissions which Carr receives are consideration solely for the execution, reporting and carrying of Customer's trades;

         (c) If there is an Account Manager, an Account Manager's Agreement for the Account Manager will be provided to Carr. Customer represents it has received: (1) a disclosure document concerning such Account Manager's trading advice, including, in the event the Account Manager will trade options, the options strategies to be utilized, or (2) a written statement explaining why Account Manager is not required under applicable law to provide such a disclosure document to Customer; and

         (d) Customer acknowledges, understands and agrees that Carr is in no way responsible for any loss to Customer occasioned by the actions of the Account Manager and Carr does not by implication or otherwise endorse the operating methods or trading strategies or programs of the Account Manager.

9.       EXTRAORDINARY EVENTS

         Customer agrees that Carr shall have no liability for damages, claims, losses or expenses caused by any errors, omissions or delays resulting from an act, condition or cause beyond the reasonable control of Carr, including, but not limited to: war; insurrection; riot; strike; act of God; fire; flood; extraordinary weather conditions; accident; action of government authority; action of exchange, clearinghouse or clearing organization; communications or power failure; equipment or software malfunction; error, omission or delay in the report of transactions; prices, exchange rates or other market or transaction information; or the insolvency, bankruptcy, receivership, liquidation or other financial difficulty of any bank, clearing broker, exchange, market, clearinghouse or clearing organization.

10.      INDEMNIFICATION OF CARR, CONTRIBUTION AND REIMBURSEMENT

         (a) To the extent permitted by law, Customer agrees to indemnify and hold harmless Carr and its shareholders, directors, officers, employees, agents, affiliates and controlling persons against any liability for damages, claims, losses or expenses which they may incur as the result of: (x) Customer's violation of federal or state laws or regulations, or of rules of any exchange or self-regulatory organization; (y) any other breach of this Agreement by Customer; or (z) any breach by Carr of federal or state laws or regulations, or of the charter provisions, by-laws, rules, margin or other requirements, of the exchanges or self-regulatory organizations, provided that such violation was caused by Carr's acting in good faith on Customer's behalf. Such damages, claims, losses or expenses shall include legal fees and expenses, costs of settling claims, interest, and fines or penalties imposed by the exchanges, self-regulatory organization or governmental authority.

         (b) Customer agrees that if the indemnification provided in paragraph (a) above is held to be unavailable to Carr, the parties hereto shall share in and contribute to such damages, claims, losses or expenses in proportion to their relative benefits from the transactions involved and their relative degree of fault in causing the liability.

         (c) Customer agrees to reimburse Carr and its shareholders, directors, officers, employees, agents, affiliates and controlling persons on demand for any costs incurred in collecting any sums Customer owes under this Agreement and any costs of successfully defending against claims asserted against them by Customer.

11.      NOTICES; TRANSMITTALS

         Carr shall transmit all communications to Customer at Customer's address, facsimile or telephone number set forth below or to such other address as Customer may hereafter direct in writing. Customer shall transmit all communications to Carr regarding this Agreement (except routine inquiries concerning the Account) to 10 South Wacker Drive, Suite 1100, Chicago, Illinois 60606; facsimile, (312) 441-4201,
         Attention: Legal/Compliance Department. All payments and deliveries to Carr shall be made as instructed by Carr from time to time and shall be deemed received only when actually received by Carr.

12.      CONFIRMATION CONCLUSIVE

         Confirmation of trades and any other notices sent to Customer shall be conclusive and binding on Customer unless customer or Customer's agent notifies Carr to the contrary (a) in the case of an oral report, orally at the time received by Customer or its agent; or (b) in the case of a written report or notice, in writing prior to opening of trading on the business day next following receipt of the report. In addition, if Customer has not received a written confirmation that a commodity interest transaction has been executed within three business days after Customer has placed an order with Carr to effect such transaction, and has been informed or believes that such order has been or should have been executed, then Customer immediately shall notify Carr thereof. Absent such notice, Customer conclusively shall be deemed estopped to object and to have waived any such objection to the failure to execute or cause to be executed such transaction. Anything in this Section 12 notwithstanding, neither Customer nor Carr shall be bound by any transaction or price reported in error.

13.      SECURITY INTEREST

         Customer hereby grants to Carr a first lien upon and a security interest in any and all cash, securities, whether certificated or uncertificated, security entitlements, investment property, financial assets, foreign currencies, commodity interests and other property (including securities and options) and the proceeds of all of the foregoing (together the "Collateral") belonging to Customer or in which Customer may have an interest, now or in the future, and held by Carr or in Carr's control or carried in any of Customer's Accounts, or in Customer's accounts carried under other agreements with Carr or its affiliates. Such security interest is granted as security for the performance by Customer of its obligations hereunder and for the payment of all loans and other liabilities which Customer has or may in the future have to Carr, whether under this Agreement or any other agreement between the parties hereto. Customer agrees to execute such further instruments, documents, filings and agreements as may be requested at any time by Carr in order to perfect and maintain perfected the foregoing lien and security interest. Carr, in its discretion, may liquidate any Collateral to satisfy any margin or Account deficiencies or to transfer the Collateral to the general ledger account of Carr.

         In the event that the provisions of Section 13, which relate to Collateral in any account carried by Carr for Customer other than an Account instituted hereunder, conflict with the agreement under which such other account was instituted, such other agreement between Carr and Customer shall take precedence over the provisions of this Section 13.

14.      TRANSFER OF FUNDS

         At any time and from time to time and without prior notice to Customer, Carr may transfer from one Account to another Account in which Customer has any interest, such excess funds, equities, securities or other property as in Carr's judgment may be required for margin, or to reduce any debit balance or to reduce or satisfy any deficits in such other Accounts except that no such transfer may be made from a segregated Account subject to the Commodity Exchange Act to another Account maintained by Customer unless either Customer has authorized such transfer in writing or Carr is effecting such transfer to enforce Carr's security interest pursuant to Section 13. Carr promptly shall confirm all transfers of funds made pursuant hereto to Customer in writing.

15.      CARR'S RIGHT TO LIQUIDATE CUSTOMER POSITIONS

         In addition to all other rights of Carr set forth in this Agreement:

         (a) When directed or required by a regulatory or self-regulatory organization or exchange having jurisdiction over Carr or the Account;

         (b) Whenever Carr reasonably considers it necessary for its protection because of margin requirements or otherwise;

         (c) If Customer or any affiliate of Customer repudiates, violates, breaches or fails to perform on a timely basis any term, covenant or condition on its part to be performed under this Agreement or another agreement with Carr;

         (d) If a case in bankruptcy is commenced or if a proceeding under any insolvency or other law for the protection of creditors or for the appointment of a receiver, liquidator, trustee, conservator, custodian or similar officer is filed by or against Customer or any affiliate of Customer, or if Customer or any affiliate of Customer makes or proposes to make any arrangement or composition for the benefit of its creditors, or if Customer (or any such affiliate) or any or all of its property is subject to any agreement, order, judgment or decree providing for Customer's dissolution, winding-up, liquidation, merger, consolidation, reorganization or for the appointment of a receiver, liquidator, trustee, conservator, custodian or similar officer of Customer, such affiliate or such property;

         (e)      Carr is informed of Customer's death or mental incapacity; or

         (f) If an attachment or similar order is levied against the Account or any other account maintained by a Customer or any affiliate of Customer with Carr;

         Carr shall have the right to (i) satisfy any obligations due Carr out of any Customer's property (also referred to as "Collateral") in Carr's custody or control, (ii) liquidate any or all of Customer's commodity interest positions, such liquidation shall include transactions involving the exchange of futures for cash commodities or the exchange of futures in connection with cash commodity transactions, (iii) cancel any or all of Customer's outstanding orders, (iv) treat any or all of Customer's obligations due Carr as immediately due and payable, (v) sell any or all of Customer's property in Carr's custody or control in such manner as Carr determines to be commercially reasonable, and/or
         (vi) terminate any or all of Carr's obligations for future performance to Customer, all without any notice to or demand on Customer if deemed necessary by Carr. Any sale hereunder may be made in any commercially reasonable manner. Customer agrees that a prior demand, call or notice shall not be considered a waiver of Carr's right to act without demand or notice as herein provided, that Customer shall at all times be liable for the payment of any debit balance owing in each Account upon demand whether occurring upon a liquidation as provided under this
         Section 15 or otherwise under this Agreement, and that in all cases Customer shall be liable for any deficiency remaining in each Account in the event of liquidation thereof in whole or in part together with interest thereon and all costs relating to liquidation and collection (including reasonable attorneys' fees). In the event that the provisions of Section 15, which relate to Collateral in any account carried by Carr for Customer other than an Account instituted hereunder, conflict with the agreement under which such other account was instituted, such other agreement between Carr and Customer shall take precedence over the provisions of this Section 15.

16.      CUSTOMER REPRESENTATIONS, WARRANTIES AND AGREEMENTS

         Customer represents and warrants to and agrees with Carr that:

         (a) Customer has full power and authority to enter into this Agreement and to engage in the transactions and perform its obligations hereunder and contemplated hereby, and:

                  (1) If Customer is a corporation or partnership, Customer represents and warrants that (a) it is duly organize and in good standing under the laws of the jurisdiction in which it is established and in every state in which it does business; (b) is empowered to enter into and perform this Agreement and to effectuate transactions in commodity interests, financial instruments and foreign currency as contemplated hereby; (c) that Customer has determined that trading in commodity interests is appropriate for Customer, is prudent in all respects and does not and will not violate any statute, rule, regulation, judgment or decree to which Customer is subject or bound; (d) that Customer has had a least one year's prior experience in effectuating transactions in commodity interests, financial instruments, and foreign currency as contemplated hereby; and (e) no person or entity has any interest in or control of the Account to which this Agreement pertains except as disclosed by Customer to Carr in writing.

                  (2) If Customer is a trust, Customer represents and warrants that (a) it is a duly formed and existing trust under the laws of the state of its formation or such other laws as are applicable, including ERISA or similar state law, and the party or parties designated as trustee or trustees by Customer to Carr in writing submitted herewith constitute the only or all of the proper trustees thereof; (b) the trustee or trustees are empowered to enter into and perform this Agreement and to effectuate transactions in commodity interests, financial instruments, and foreign currency as contemplated hereby; (c) the trustee or trustees make the representations set forth in Section 1 hereof as if the term trustee(s) were substituted for the term Customer therein; and
                           (d) no person or entity has any interest in or control of the Account to which this Agreement pertains except as disclosed by Customer to Carr in writing.

         (b) Neither Customer nor any partner, director, officer, member, manager or employee of Customer nor any affiliate of Customer is a partner, director, officer, member, manager or employee of a futures commission merchant, introducing broker, bank, broker-dealer, exchange or self-regulatory organization or an employee or commissioner of the Commodity Futures Trading Commission (the "CFTC"), except as previously disclosed in writing to Carr;

         (c) Any financial statements or other information furnished in connection therewith are true, correct and complete. Except as disclosed in writing, (i) Customer is not a commodity pool or is exempt from registration under the rules of the CFTC, and
                  (ii) Customer is acting solely as principal and no one other than Customer has any interest in any Account of Customer. Customer hereby authorizes Carr to contact such banks, financial institutions and credit agencies as Carr shall deem appropriate for verification of the information contained herein;

         (d) Customer has determined that trading in commodity interests is appropriate for Customer, is prudent in all respects and does not and will not violate Customer's charter or by-laws (or other comparable governing document) or any law, rule, regulation, judgment, decree, order or agreement to which Customer or its property is subject or bound;

         (e) As required by CFTC regulations, Customer shall create, retain and produce upon request of the applicable contract market, the CFTC or other regulatory authority documents (such as contracts, confirmations, telex printouts, invoices an documents of title) with respect to cash transactions underlying exchanges of futures for cash commodities or exchange of futures in connection with cash commodity transactions;

         (f) Customer consents to the electronic recording, at Carr's discretion, of any or all telephone conversations with Carr (without automatic tone warning device); the use of same as evidence by either party in any action or proceeding arising out of the Agreement and in Carr's erasure, at its discretion, of any recording as part of its regular procedure for handling of recordings;

         (g) Absent a separate written agreement between Customer and Carr with respect to give-ups, Carr, in its discretion, may, but shall have no obligation to, accept from other brokers commodity interest transactions executed by such brokers on an exchange for Customer and proposed to be "given-up" to Carr for clearance and/or carrying in the Account;

         (h) Carr, for an on behalf of Customer, is authorized and empowered to place orders for commodity interest transactions through one or more electronic or automated trading systems maintained or operated by or under the auspices of an exchange, that Carr shall not be liable or obligated to Customer for any loss, damage, liability, cost or expense (including but not limited to loss of profits, loss of use, incidental or consequential damages) incurred or sustained by Customer and arising in whole or in part, directly or indirectly, from any fault, delay, omission, inaccuracy or termination of a system or Carr's inability to enter, cancel or modify an order on behalf of Customer on or through a system. The provisions of this Section 16(h) shall apply regardless of whether any customer claim arises in contract, negligence, tort, strict liability, breach or fiduciary obligations or otherwise; and

         (i) If Customer is subject to the Financial Institution Reform, Recovery and Enforcement Act of 1989, the certified resolutions set forth following this Agreement have been caused to be reflected in the minutes of Customer's Board of Directors (or other comparable governing body) and this Agreement is and shall be, continuously from the date hereof, an official record of Customer.

         Customer agrees to promptly notify Carr in writing if any of the warranties and representations contained in this Section 16 become inaccurate or in any way cease to be true, complete and correct.

17.      SUCCESSORS AND ASSIGNS

         This Agreement shall inure to the benefit of the parties hereto, their successors and assigns, and shall be binding upon the parties hereto, their successors and assigns, provided, however, that this Agreement is not assignable by any party without the prior written consent of the other parties..

18.      MODIFICATION OF AGREEMENT BY CARR; NON-WAIVER PROVISION

         This Agreement may only be altered, modified or amended by mutual written consent of the parties. The rights and remedies conferred upon Carr shall be cumulative, and its forbearance to take any remedial action available to it under this Agreement shall not waive its right at any time or from time to time thereafter to take such action.

19.      SEVERABILITY

         If any term or provision hereof or the application thereof to any persons or circumstances shall to any extent be contrary to any exchange, government or self-regulatory regulation or contrary to any federal, state or local law or otherwise be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is contrary, invalid or unenforceable, shall not be affected thereby.

20.      CAPTIONS

         All captions used herein are for convenience only, are not a part of this Agreement, and are not to be used in construing or interpreting any aspect of this Agreement.

21.      TERMINATION

         This Agreement shall continue in force until written notice of termination is given by Customer or Carr. Termination shall not relieve either party of any liability or obligation incurred prior to such notice. Upon giving or receiving notice of termination, Customer will promptly take all action necessary to transfer all open positions in each Account to another futures commission merchant.

22.      ENTIRE AGREEMENT

         This Agreement (as amended by the attached Customer Agreement dated the date hereof into which this Agreement is incorporated by reference) constitutes the entire agreement between Customer and Carr with respect to the subject matter hereof and supersedes any prior agreements between the parties with respect to such subject matter.

23.      GOVERNING LAW; CONSENT TO JURISDICTION

         (a) In case of a dispute between Customer and Carr arising out of or relating to the making or performance of this Agreement or any transaction pursuant to this Agreement (i) this Agreement and its enforcement shall be governed by the laws of the State of Illinois without regard to principles of conflicts of laws, and (ii) Customer will bring any legal proceeding against Carr in, and Customer hereby consents in any legal proceeding by Carr to the jurisdiction of, any state or federal court located within Chicago, Illinois, in connection with all legal proceedings arising directly, indirectly or otherwise in connection with, out of, related to or from Customer's Account, transactions contemplated by this Agreement or the breach thereof. Customer hereby waives all objections Customer, at any time, may have as to the propriety of the court in which any such legal proceedings may be commenced. Customer also agrees that any service of process mailed to Customer at any address specified to Carr shall be deemed a proper service of process on the undersigned. Customer agrees that venue of all proceedings shall be in Chicago, Illinois.

          (b) Notwithstanding the provisions of Section 23(a)(ii), Customer may elect at this time to have all disputes described in this Section resolved by arbitration. To make such election, Customer must sign the Arbitration Agreement set forth in
                  Section 24. Notwithstanding such election, any question relating to whether Customer or Carr has commenced an arbitration proceeding in a timely manner, whether a dispute is within the scope of the Arbitration Agreement or whether a party (other than Customer or Carr) has consented to arbitration and all proceedings to compel arbitration shall be determined by a court as specified in Section 23(a)(ii).

24.      ARBITRATION AGREEMENT (OPTIONAL)

         Every dispute between Customer and Carr arising out of or relating to the making or performance of this Agreement or any transaction pursuant to this Agreement, shall be settled by arbitration in accordance with the rules, then in effect, of the National Futures Association, the contract market upon which the transacting giving rise to the claim was executed, or the National Association of Securities Dealers as Customer may elect. If Customer does not make such election by registered mail addressed to Carr at 10 South Wacker Drive, Suite 1100, Chicago, Illinois 60606, Attention: Legal/Compliance Department, within 45 days after demand by Carr that the Customer make such election, then Carr may make such election. Carr agrees to pay any incremental fees which may be assessed by a qualified forum for making available a "mixed panel" of arbitrators, unless the arbitrators determine that Customer has acted in bad faith in initiating or conducting the proceedings. Judgment upon any aware rendered by the arbitrators may be entered in any court having jurisdiction thereof.

         THREE FORUMS EXIST FOR THE RESOLUTION OF COMMODITY DISPUTES: CIVIL COURT LITIGATION, REPARATIONS AT THE COMMODITY FUTURES TRADING COMMISSION("CFTC") AND ARBITRATION CONDUCTED BY A SELF-REGULATORY OR OTHER PRIVATE ORGANIZATION.

         THE CFTC RECOGNIZES THAT THE OPPORTUNITY TO SETTLE DISPUTES BY ARBITRATION MAY IN SOME CASES PROVIDE MANY BENEFITS TO CUSTOMERS, INCLUDING THE ABILITY TO OBTAIN AN EXPEDITIOUS AND FINAL RESOLUTION OF DISPUTES WITHOUT INCURRING SUBSTANTIAL COSTS. THE CFTC REQUIRES, HOWEVER, THAT EACH CUSTOMER INDIVIDUALLY EXAMINE THE RELATIVE MERITS OF ARBITRATION AND THAT YOUR CONSENT OT THIS ARBITRATION AGREEMENT BE VOLUNTARY.

         BY SIGNING THIS AGREEMENT, YOU (1) MAY BE WAIVING YOUR RIGHT TO SUE IN A COURT OF LAW AND (2) ARE AGREEING TO BE BOUND BY ARBITRATION OF ANY CLAIMS OR COUNTERCLAIMS WHICH YOU OR CARR MAY SUBMIT TO ARBITRATION UNDER THIS AGREEMENT. YOU ARE NOT HOWEVER, WAIVING YOUR RIGHT TO ELECT INSTEAD TO PETITION THE CFTC TO INSTITUTE REPARATIONS PROCEEDINGS UNDER
         SECTION 14 OF THE COMMODITY EXCHANGE ACT WITH RESPECT TO ANY DISPUTE WHICH MAY BE ARBITRATED PURSUANT TO THIS AGREEMENT. IN THE EVENT A DISPUTE ARISES, YOU WILL BE NOTIFIED IF CARR INTENDS TO SUBMIT THE DISPUTE TO ARBITRATION. IF YOU BELIEVE A VIOLATION OF THE COMMODITY EXCHANGE ACT IS INVOLVED AND IF YOU PREFER TO REQUEST A SECTION 14 "REPARATIONS" PROCEEDINGS BEFORE THE CFTC, YOU WILL HAVE 45 DAYS FROM THE DATE OF SUCH NOTICE IN WHICH TO MAKE THAT ELECTION.

         YOU NEED NOT AGREE TO THIS ARBITRATION AGREEMENT TO OPEN AN ACCOUNT WITH CARR.

         See 17 CFR 1890.1-180.5.

         Acceptance of this arbitration agreement requires a separate signature on page 15.

25.      CONSENT TO TAKE THE OTHER SIDE OF ORDERS (OPTIONAL)

         Without its prior notice, Customer agrees that when Carr executes sell or buy orders on Customer's behalf, Carr, its directors, officers, employees, agents, affiliates, and any floor broker may take the other side of customer's transaction through any Account of such person subject to its being executed a prevailing prices in accordance with and subject to the limitations and conditions, if any, contained in applicable rules and regulations.

26.      AUTHORIZATION TO TRANSFER FUNDS (OPTIONAL)

         Without limiting other provisions herein, Carr is authorized to transfer from any segregated Account subject to the Commodity Exchange Act carried by Carr for the Customer to any other Account carried by Carr for the Customer such amount of excess funds as in Carr's judgment may be necessary at any time to avoid a margin call or to reduce a debit balance in said Account. It is understood that Carr will confirm in writing each such transfer of funds made pursuant to this authorization within a reasonable time after such transfer.

27.      ELECTRONIC TRANSMISSION OF STATEMENTS (OPTIONAL)

         Customer elects and consents to receive transmission of statements of transactions and statements of account solely by electronic means, including without limitation, by electronic mail or facsimile. Customer shall not incur any costs or fees in connection with the receipt of such statements by electronic transmission. Customer shall receive such statements by electronic transmission until such time as it revokes its consent in writing to Carr.

28.      SUBORDINATION AGREEMENT

         (Applies only to Accounts with funds held in foreign currencies)

         Funds of customers trading on United States contract markets may be held in accounts denominated in a foreign currency with depositories located outside or inside the United States or its territories if the customer is domiciled in a foreign country or if the funds are held in connection with contracts priced and settled in a foreign currency. Such accounts are subject to the risk that events could occur which hinder or prevent the availability of these funds for distribution to customers. Such accounts also may be subject to foreign currency exchange rate risks.

         If authorized below, Customer authorizes the deposit of funds into such depositories. For customer domiciled in the United States, this authorization permits the holding of funds in regulated accounts only if such funds are used to margin, guarantee, or secure positions in such contracts or accrue as a result of such positions. In order to avoid the possible dilution of other customer funds, a customer agrees by accepting this subordination agreement that his claims based on such funds will be subordinated as described below in the unlikely event both of the following conditions are met: (1) Carr is placed in receivership or bankruptcy, and (2) there are insufficient funds available for distribution denominated in the foreign currency as to which the customer has a claim to satisfy all claims against those funds.

         By initialing the Subordination Agreement below, Customer agrees that if both of the conditions listed above occur, its claim against Carr's assets attributable to funds held overseas in a particular foreign currency may be satisfied out of segregated customer funds held in accounts denominated in dollars or other foreign currencies only after each customer whose funds are held in dollars or in such other foreign currencies receives its pro-rata portion of such funds. It is further agreed that in no event may a customer whose funds are so held receive more than its pro-rata share of the aggregate pool consisting of funds held in dollars, funds held in the particular foreign currency, and non-segregated assets of Carr.

OPTIONAL ELECTIONS/ACKNOWLEDGMENT

The following provisions, which are set forth in this Agreement, need not be entered into to open the Account. Customer agrees that its optional elections are as follows:

SIGNATURE REQUIRED FOR EACH ELECTION


ARBITRATION AGREEMENT                                       --------------------------------------------------
(Agreement Paragraph 24)                                                                                (Date)

CONSENT TO TAKE THE OTHER SIDE OF ORDERS (Agreement
Paragraph 25)                                               X                                          12-1-97
                                                            --------------------------------------------------
                                                                                                        (Date)

AUTHORIZATION TO TRANSFER FUNDS (Agreement Paragraph 26)

                                                            --------------------------------------------------
                                                                                                        (Date)

CONSENT TO RECEIVE STATEMENTS BY ELECTRONIC TRANSMISSION
(Agreement Paragraph 27)
                                                            --------------------------------------------------
                                                                                                        (Date)

ACKNOWLEDGMENT OF SUBORDINATION AGREEMENT
(Agreement Paragraph 28) (Required for
accounts holding non-U.S. currency)                         X                                          12-1-97
                                                            --------------------------------------------------
                                                                                                        (Date)


HEDGE ELECTION

|_| Customer confirms that all transactions in the Account will represent bona fide hedging transactions, as defined by the Commodity Futures Trading Commission, unless Carr is notified otherwise not later than the time an order is placed for the Account:

Pursuant to CFTC Regulation 190.06(d), Customer specifies and agrees, with respect to hedging transactions in the Account, that in the unlikely event of Carr's bankruptcy, it prefers that the bankruptcy trustee [check appropriate box]:

A) |_|   Liquidate all open contracts without first seeking instructions either from or on behalf of Customer.

B) |_| Attempt to obtain instructions with respect to the disposition of all open contracts.

(If neither box is checks, Customer shall be deemed to elect A).)

ACKNOWLEDGMENT OF RECEIPT OF RISK DISCLOSURE STATEMENTS

The undersigned hereby acknowledges its separate receipt from Carr, and its understanding of each of the following documents prior to opening of the
Account:

    * Risk Disclosure Statement for Futures and Options
    * LME Risk Warning Notice
    * NYMEX ACCESSSM Risk Disclosure Statement
    * Globex(R) Customer Information and Risk Disclosure Statement
    * Project A(TM) Customer Information Statement
    * Questions & Answers on Flexible Options Trading at the CBOT
    * CME Average Pricing System Disclosure Statement
    * Special Notice to Foreign Brokers and Foreign Traders

REQUIRED SIGNATURES

CUSTOMER

The undersigned has received, read, understands and agrees to all the provisions of this Agreement and the separate risk disclosure statements enumerated above and agrees to promptly notify Carr in writing if any of the warranties and representations contained herein become inaccurate or in any way cease to be true, complete and correct.

------------------------------------------------------------------------------
Customer name(s)

By:      DEMETER MANAGEMENT CORPORATION
                                                             December 1, 1997
By: ______________________________________________________   ________________
Authorized signature(s)                                                 Date

Mark J. Hawley, President
[If applicable, print name and title of signatory]



CARR FUTURES INC.

Accepted and Agreed:

Carr Futures Inc.

By:  _________________________________    By:  _________________________________

Title: _______________________________    Title: _______________________________

Date: December 1, 1997                    Date: ________________________________

                                                               Exhibit 10.01(b)

CARR FUTURES INC.
10 South Wacker Drive, Suite 1100
Chicago, IL 60606
Facsimile (312) 441-4201



                 INTERNATIONAL FOREIGN EXCHANGE MASTER AGREEMENT

                  MASTER AGREEMENT dated as of __________________, by and between CARR FUTURES INC., a Delaware corporation and MORGAN STANLEY DEAN WITTER CHARTER L.P.

SECTION 1.          DEFINITIONS

                    Unless otherwise required by the context, the following terms shall have the following meanings in the Agreement:

                    "Agreement" has the meaning given to it in Section 2.2.

                    "Base Currency", as to a Party, means the Currency agreed to as such in relation to it in Part VII of the Schedule.

                    "Base Currency Rate" means as to a Party and any amount the cost (expressed as a percentage rate per annum) at which that Party would be able to fund that amount from such sources and for such periods as it in its reasonable discretion from time to time decide, as determined in good faith by it.

                    "Business Day" means (i) a day which is a Local Banking day for the applicable Designated Office of both Parties, or
                    (ii) solely in relation to delivery of a Currency, a day which is a Local Banking Day in relation to that Currency.

                    "Close-Out Amount" has the meaning given to it in Section
                    5.1.

                    "Close-Out Date" means a day on which, pursuant to the provisions of Section 5.1, the Non-Defaulting Party closes out and liquidates Currency Obligations or such a close-out and liquidation occurs automatically.

                    "Closing Gain" means, as to the Non-Defaulting Party, the difference described as such in relation to a particular Value Date under the provisions of Section 5.1.

                    "Closing Loss" means, as to the Non-Defaulting Party, the difference described as such in relation to a particular Value Date under the provisions of Section 5.1.

                    "Confirmation" means a writing (including telex, facsimile, or other electronic means from which it is possible to produce a hard copy) evidencing an FX Transaction governed by the Agreement which shall specify (i) the Parties thereto and their Designated Offices through which they are respectively acting, (ii) the amounts of the Currencies being bought or sold and by which Party, (iii) the Value Date, and (iv) any other term generally included in such a writing in accordance with the practice of the relevant foreign exchange market.

                    "Credit Support Document" means, as to a Party (the "first Party") a guaranty, hypothecation agreement, margin or security agreement or document, or any other document containing an obligation of a third party ("Credit Support Provider") or of the first Party in favor of the other Party supporting any obligations of the first Party hereunder.

                    "Credit Support Provider" has the meaning given to it in the definition of Credit Support Document.

                    "Currency" means money denominated in the lawful currency of any country or the Ecu.

                    "Currency Obligation" means any obligation of a Party to deliver a Currency pursuant to an FX Transaction governed by the Agreement, or pursuant to the application of Sections 3.3(a) or 3.3(b).

                    "Custodian" has the meaning given to it in the definition of Event of Default.

                    "Defaulting Party" has the meaning given to it in the definition of Event of Default.

                    "Designated Office(s)" means, as to a Party, the office(s) specified in Part II of the Schedule hereto, as such Schedule may be modified from time to time by agreement of the Parties.

                    "Effective Date" means the date of this Master agreement.

                    "Event of Default" means the occurrence of any of the following with respect to a Party (the "Defaulting Party", the other Party being the "Non-Defaulting Party"):



                    (i) the Defaulting Party shall default in any payment under the Agreement to the Non-Defaulting Party with respect to any sum when due under any Currency Obligation or pursuant to the Agreement and such failure shall continue for two
                                        (2) Business Days after written notice
                                        of non-payment given by the
                                        Non-Defaulting Party to the Defaulting
                                        Party;

                    (ii) the Defaulting Party shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other similar relief with respect to itself or to its debts under any bankruptcy, insolvency or similar law, or seeking the appointment of a trustee, receiver, liquidator, conservator, administrator, custodian or other similar official (each, a "Custodian") of it or any substantial part of its assets; or shall take any corporate action to authorize any of the foregoing;

                    (iii) an involuntary case or other proceeding shall be commenced against the Defaulting Party seeking liquidation, reorganization or other similar relief with respect to it or its debts under any bankruptcy, insolvency or similar law or seeking the appointment of a Custodian of it or any substantial part of its assets, and such involuntary case or other proceeding is not dismissed within five (5) days of its institution or presentation;

                    (iv) the Defaulting Party is bankrupt or insolvent, as defined under any bankruptcy or insolvency law applicable to such party;

                    (v) the Defaulting Party shall otherwise be unable to pay its debts as they become due;

                    (vi) the Defaulting Party or any Custodian acting on behalf of the Defaulting Party shall disaffirm, disclaim or repudiate any Currency Obligation;

                    (vii) (a) any representation or warranty made or deemed made by the Defaulting Party pursuant to the Agreement or pursuant to any Credit Support Documents shall prove to have been false or misleading in any material respect as at the time it was made or given and one (1) Business Day has elapsed after the Non-Defaulting Party has given the Defaulting Party written notice thereof, or (b) the Defaulting Party fails to perform or comply with any obligation assumed by it under the Agreement (other than an obligation to make payment of the kind referred to in clause (i) of this definition of Event of Default), and such failure is continuing thirty (30) days after the Non-Defaulting Party has given the Defaulting Party written notice thereof;

                    (viii) the Defaulting Party consolidates or amalgamates with or merges into or transfers all or substantially all its assets to another entity and (a) the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of the Defaulting Party prior to such action, or (b) at the time of such consolidation, amalgamation, merger or transfer the resulting, surviving or transferee entity fails to assume all the obligations of the Defaulting Party under the Agreement by operation of law or pursuant to an agreement satisfactory to the Non-Defaulting Party;

                    (ix) by reason of any default, or event of default or other similar condition or event, any Specified Indebtedness (being Specified Indebtedness of an amount which, when expressed in the Currency of the Threshold Amount, is in aggregate equal to or in excess of the Threshold amount) of the Defaulting Party or any Credit Support Provider in relation to it; (a) is not paid on the due date therefor and remains unpaid after any applicable grace period has elapsed, or
                                        (b) becomes, or becomes capable at any
                                        time of being declared, due and payable
                                        under agreements or instruments
                                        evidencing such Specified Indebtedness
                                        before it would otherwise have been due
                                        and payable.

                    (x) the Defaulting Party is in breach of or default under any Specified Transaction and any applicable grace period has elapsed, and there occurs any liquidation or early termination of, or acceleration of obligations under that Specified Transaction or the Defaulting Party (or any Custodian on its behalf) disaffirms, disclaims or repudiates the whole or any part of a Specified Transaction; or

                    (xi) (a) any Credit Support Provider in relation to the Defaulting Party or the Defaulting Party itself fails to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with the applicable Credit Support Document and such failure is continuing after any applicable grace period has elapsed; (b) any Credit Support Document relating to the Defaulting Party expires or ceases to be in full force and effect prior to the satisfaction of all obligations of the Defaulting Party under the Agreement, unless otherwise agreed in writing by the Non-Defaulting Party; (c) the Defaulting Party or its Credit Support Provider (or, in either case, any Custodian acting on its behalf) disaffirms, disclaims or repudiates, in whole or in part, or challenges the validity of, the Credit Support Document; (d) any representation or warranty made or deemed made by any Credit Support Provider pursuant to any Credit Support Document shall prove to have been false or misleading in any material respect as at the time it was made or given or deemed made or given and one (1) Business Day has elapsed after the Non-Defaulting Party has given the Defaulting Party written notice thereof; or (e) any event set out in
                                        (ii) to (vi) or (viii) to (x) above
                                        occurs in respect of the Credit Support
                                        Provider.

                    "FX Transaction" means any transaction between the Parties for the purchase by one Party of an agreed amount in one Currency against the sale by it to the other of an agreed amount in another Currency both such amounts being deliverable on the same Value Date, and in respect of which transaction the Parties have agreed (whether orally, electronically or in writing): the Currencies involved, the amounts of such Currencies to be purchased and sold, which Party will purchase which Currency and the Value Date.

                    "Local Banking Day" means (i) for any Currency a day on which commercial banks effect deliveries of that Currency in accordance with the market practice of the relevant foreign exchange market, and (ii) for any Party, a day in the location of the applicable Designated Office of such Party on which commercial banks in that location are not authorized or required by law to close.

                    "Master Agreement" means the terms and conditions set forth in this master agreement.

                    "Matched Pair Novation Netting Office(s)" means in respect of a Party the Designated Office(s) specified in Part V of the Schedule, as such Schedule may be modified from time to time by agreement of the Parties.

                    "Non-Defaulting Party" has the meaning given to it in the definition of Event of Default.

                    "Novation Netting Office(s)" means in respect of a Party the Designated Office(s) specified in Part IV of the Schedule, as such Schedule may be modified from time to time by agreement of the Parties.

                    "Parties" means the parties to the Agreement and shall include their successors and permitted assigns (but without prejudice to the application of Clause (viii) of the definition Event of Default); and the term "Party" shall mean whichever of the Parties is appropriate in the context in which such expression may be used.

                    "Proceedings" means any suit, action or other proceedings relating to the Agreement.

                    "Settlement Netting Office(s)" means, in respect of a Party, the Designated Office(s) specified in Part III of the Schedule, as such Schedule may be modified from time to time by agreement of the Parties.

                    "Specified Indebtedness" means any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money, other than in respect of deposits received.

                    "Specified Transaction" means any transaction (including an agreement with respect thereto) between one Party to the Agreement (or any Credit Support Provider of such Party) and the other Party to the Agreement (or any Credit Support Provider of such Party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity linked swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination of any of the foregoing transactions.

                    "Split Settlement" has the meaning given to it in the definition of Value Date.

                    "Threshold Amount" means the amount specified as such for each Party in Part IX of the Schedule.

                    "Value Date" means, with respect to any FX Transaction, the Business Day (or where market practice in the relevant foreign exchange market in relation to the two Currencies involved provides for delivery of one Currency on one date which is a Local Banking Day in relation to that Currency but not to the other Currency and for delivery of the other Currency on the next Local Banking Day in relation to that other Currency ("Split Settlement") the two Local Banking Days in accordance with that market practice) agreed by the Parties for delivery of the Currencies to be purchased and sole pursuant to such FX Transaction, and, with respect to any Currency Obligation, the Business Day (or, in the case of Split Settlement, Local Banking Day) upon which the obligation to deliver Currency pursuant to such Currency Obligation is to be performed.

SECTION 2.          FX TRANSACTIONS

                    2.1 Scope of the Agreement. (a) Unless otherwise agreed in writing by the Parties, each FX Transaction entered into between two Designated Offices of the Parties on or after the Effective Date shall be governed by the Agreement. (b) All FX Transaction between any two Designated Offices of the Parties outstanding on the Effective Date which are identified in Part I of the Schedule shall be FX Transactions governed by the Agreement and every obligation of the Parties thereunder to deliver a Currency shall be a Currency Obligation under the Agreement.

                    2.2 Single Agreement. This Master Agreement, the particular terms agreed between the Parties in relation to each and every FX Transaction governed by this Master Agreement (and, insofar as such terms are recorded in a Confirmation, each such Confirmation), the Schedule to this Master Agreement and all amendments to any of such items shall together form the agreement between the Parties (the "Agreement") and shall together constitute a single agreement between the Parties. The Parties acknowledge that all FX Transactions governed by the Agreement are entered into in reliance upon the fact that all items constitute a single agreement between the Parties.

                    2.3 Confirmations. FX Transactions governed by the Agreement shall be promptly confirmed by the Parties by Confirmations exchanged by mail, telex, facsimile or other electronic means. The failure by a Party to issue a Confirmation shall not prejudice or invalidate the terms of any FX Transaction governed by the Agreement.

SECTION 3.          SETTLEMENT AND NETTING

                    3.1 Settlement. Subject to Section 3.2, each Party shall deliver to the other Party the amount of the Currency to be delivered by it under each Currency Obligation on the Value Date for such Currency Obligation.

                    3.2 Net Settlement/Payment Netting. If on any Value Date more than one delivery of a particular Currency is to be made between a pair of Settlement Netting Offices, then each Party shall aggregate the amounts of such Currency deliverable by it and only the difference between these aggregate amounts shall be delivered by the Party owing the larger aggregate amount to the other Party, and, if the aggregate amounts are equal, no delivery of the Currency shall be made.

                    3.3 Novation Netting.

                    (a) By Currency. If the Parties enter into an FX Transaction governed by the Agreement through a pair of Novation Netting Offices giving rise to a Currency Obligation for the same Value Date and in the same Currency as a then existing Currency Obligation between the same pair of Novation Netting Offices, then immediately upon entering into such FX Transaction, each such Currency Obligation shall automatically and without further action be individually canceled and simultaneously replaced by a new Currency Obligation for such Value Date determined as follows: the amounts of such Currency that would otherwise have been deliverable by each Party on such Value Date shall be aggregated and the Party with the larger aggregate amount shall have a new Currency Obligation to deliver to the other Party the amount of such Currency by which its aggregate amount exceeds the other Party's aggregate amount, provided that if the aggregate amounts are equal, no new Currency Obligation shall arise. This Clause (a) shall not affect any other Currency Obligation of a Party to deliver any different Currency on the same Value Date.

                    (b) By Matched Pair. If the Parties enter into an FX Transaction governed by the Agreement between a pair of Matched Pair Novation Netting Offices then the provisions of Section 3.3(a) shall apply only in respect of Currency Obligations arising by virtue of FX Transactions governed by the Agreement entered into between such pair of Matched Pair Novation Netting Offices and involving the same pair of Currencies and the same Value Date.

                    3.4  General.

                    (a) Inapplicability of Sections 3.2 and 3.3. The provisions of Sections 3.2 and 3.3 shall not apply if a Close-Out Date has occurred or an involuntary case or other proceeding of the kind described in Clause (iii) of the definition of Event of Default has occurred without being dismissed in relation to either Party.

                    (b) Failure to Record. The provisions of Section 3.3 shall apply notwithstanding that either Party may fail to record the new Currency Obligations in its books.

                    (c) Cutoff Date and Time. The provisions of Section 3.3 are subject to any cut-off date and cut-off time agreed between the applicable Novation Netting Offices and Matched Pair Novation Netting Offices of the Parties.

SECTION 4.          REPRESENTATIONS, WARRANTIES AND COVENANTS

                    4.1 Representations and Warranties. Each Party represents and warrants to the other Party as of the date of the Agreement and as of the date of each FX Transaction governed by the Agreement that: (i) it has authority to enter into the Agreement and such FX Transaction; (ii) the persons executing the Agreement and entering into such FX Transaction have been duly authorized to do so; (iii) the Agreement and the Currency Obligations created under the Agreement are binding upon it and enforceable against it in accordance with their terms (subject to applicable principals of equity) and do not and will not violate the terms of any agreements to which such Party is bound; (iv) no Event of Default has occurred and is continuing with respect to it; and (v) it acts as principal in entering into each and every FX Transaction governed by the Agreement.

                    4.2 Covenants. Each Party covenants to the other Party that:
                    (i) it will at all times obtain and comply with the terms of and do all that is necessary to maintain in full force and effect all authorization, approvals, licenses and consents required to enable it to lawfully perform its obligations under the Agreement; and (ii) it will promptly notify the other Party of the occurrence of any Event of Default with respect to itself or any Credit Support Provider in relation to it.

SECTION 5           CLOSE-OUT AND LIQUIDATION

                    5.1 Circumstances of Close-Out and Liquidation. If an Event of Default has occurred and is continuing then the Non-Defaulting Party shall have the right to close-out and liquidate in the manner described below all, but not less than all, outstanding Currency Obligations (except to the extent that in the good faith opinion of the Non-Defaulting Party certain of such Currency Obligations may not be closed-out and liquidated under applicable law), by notice to the Defaulting Party. If "Automatic Termination" is specified as applying to a Party in Part VI of the Schedule, then, in the case of an Event of Default specified in Clauses (ii) or (iii) of the definition thereof with respect to such Party, such close-out and liquidation shall be automatic as to all outstanding Currency Obligations. Where such close-out and liquidation is to be effected, it shall be effected by:

                    (i) closing out each outstanding Currency Obligation (including any Currency Obligation which has not been performed and in respect of which the Value Date is on or precedes the Close-Out Date) so that each such Currency Obligation is canceled and the Non-Defaulting Party shall calculate in good faith with respect to each such canceled Currency Obligation, the Closing Gain or, as appropriate, the Closing Loss, as follows:

                    (x) for each Currency Obligation in a Currency other than the Non-Defaulting Party's Base Currency calculate a "Close-Out Amount" by converting:

                         (A) in the case of a Currency Obligation whose Value Date is the same as or is later than the Close-Out Date, the amount of such Currency Obligation; or

                         (B) in the case of a Currency Obligation whose Value Date precedes the Close-Out Date, the amount of such Currency Obligation increased, to the extent permitted by applicable law, by adding interest thereto from the Value Date to the Close-Out Date at the rate representing the cost (expressed as a percentage rate per annum) at which the Non-Defaulting Party would have been able, on such Value Date, to fund the amount of such Currency Obligation for the period from the Value Date to the Close-Out Date into such Base Currency at the rate of exchange at which the Non-Defaulting Party can buy or sell, as appropriate, such Base Currency with or against the Currency of such Currency Obligation for delivery on the Value Date of that Currency Obligation, or if such Value Date precedes the Close-Out Date, for delivery on the Close-Out Date; and

                    (y) determine in relation to each Value Date: (A) the sum of all Close-Out Amounts relating to Currency Obligations under which, and of all Currency Obligations in the Non-Defaulting Party's Base Currency under which, the Non-Defaulting Party would otherwise have been obliged to deliver the relevant amount to the Defaulting Party on that Value Date, adding (to the extent permitted by applicable law), in the case of a

                         Currency Obligation in the Non-Defaulting Party's Base Currency whose Value Date precedes the Close-Out Date, interest for the period from the Value Date to the Close-Out Date at the Non-Defaulting Party's Base Currency Rate as at such Value Date for such period; and (B) the sum of all Close-Out Amounts relating to Currency Obligations under which, and of all Currency Obligations in the Non-Defaulting Party's Base Currency under which, the Non-Defaulting Party would otherwise have been entitled to receive the relevant amount on that Value Date, adding (to extent permitted by applicable law), in the case of a Currency Obligation in the Non-Defaulting Party's Base Currency whose Value Date precedes the Close-Out Date, interest for the period from the Value Date to the Close-Out Date at the Non-Defaulting Party's Base Currency Rate as at such Value Date for such period;

                    (z) if the sum determined under (y)(A) is greater than the sum determined under (y)(B), the differences shall be the Closing Loss for such Value Date; if the sum determined under (y)(A) is less than the sum under
                         (y)(B), the difference shall be the Closing Gain for such Value Date;

                    (ii) to the extent permitted by applicable law, adjusting
                         the Closing Gain or Closing Loss for each Value Date falling after the Close-Out Date to present value by discounting the Closing Gain or Closing Loss from the Value Date to the Close-Out Date, at the Non-Defaulting Party's Base Currency Rate, or at such other rate as may be prescribed by applicable law;

                    (iii) aggregating the following amounts so that all such
                         amounts are netted into a single liquidated amount payable by or to the Non-Defaulting Party: (x) the sum of the Closing Gains for all Value Dates (discounted to present value, where appropriate, in accordance with the provisions of Clause (ii) of this Section 5.1) which for the purposes of this aggregation shall be a positive figure) and (y) the sum of the Closing Losses for all Value Dates (discounted to present value, where appropriate, in accordance with the provision of Clause
                         (ii) of the Section 5.1) (which for the purposes of the aggregation shall be negative figure); and

                    (iv) if the resulting net amount is positive, it shall be
                         payable by the Defaulting Party to the Non-Defaulting Party, and if it is negative, then the absolute value of such amount shall be payable by the Non-Defaulting Party to the Defaulting Party.

                    5.2 Calculation of Interest. Any addition of interest or discounting required under Clause (i) or (ii) or Section 5.1 shall be calculated on the basis of the actual number of days elapsed and of a year of such number of days as is customary for transactions involving the relevant Currency in the relevant foreign exchange market.

                    5.3 Other FX Transactions. Where close-out and liquidation occurs in accordance with Section 5.1, the Non-Defaulting Party shall also be entitled to close-out and liquidate, to the extent permitted by applicable law, any other FX Transactions entered into between the Parties which are then outstanding in accordance with provisions of Section 5.1, as if each obligation of a Party to deliver a Currency thereunder were a Currency Obligation.

                    5.4 Payment and Late Interest. The amount payable by one Party to the other Party pursuant to the provisions of Sections 5.1 and 5.3 shall be paid by the close of business on the Business Day following such close-out and liquidation (converted as required by applicable law into any other Currency, any costs of such conversion to be borne by, and deducted from any payment to, the Defaulting Party). To the extent permitted by applicable law, any amount required to be paid under Sections 5.1 or 5.3 and not paid on the due date therefor, shall bear interest at the Non-Defaulting Party's Base Currency Rate plus 1% per annum (or, if conversion is required by applicable law into some other Currency, either (x) the average rate at which overnight deposits in such other Currency are offered by major banks in the London interbank market as of 11:00 a.m. (London time) plus 1% per annum or (y) such other rate as may be prescribed by such applicable law) for each day for which such amount remains unpaid.

                    5.5 Suspension of Obligations. Without prejudice to the foregoing, so long as a Party shall be, in default in payment or performance to the Non-Defaulting Party under the Agreement and so long as the Non-Defaulting Party has not exercised its rights under Section 5.1, the Non-Defaulting Party may, at its election and without penalty, suspend its obligation to perform under the Agreement.

                    5.6 Expenses. The Defaulting Party shall reimburse the Non-Defaulting Party in respect of all out-of-pocket expenses incurred by the Non-Defaulting Party (including fees and disbursements of counsel, including attorneys who may be employees of the Non-Defaulting Party) in connection with any reasonable collection or other enforcement proceedings related to the payments required under this
                    Section 5.

                    5.7 Reasonable Pre-Estimate. The Parties agree that the amounts recoverable under this Section 5 are a reasonable preestimate of loss and not a penalty. Such amounts are payable for the loss of bargain and the loss of protection against future risks and, except as otherwise provided in the Agreement, neither Party will be entitled to recover any additional damages as a consequence of such losses.

                    5.8 No Limitation of Other Rights; Set-Off. The Non-Defaulting Party's rights under this Section 5 shall be in addition to, and not in limitation or exclusion of, any other rights which the Non-Defaulting Party may have (whether by agreement, operation of law or otherwise). To the extent not prohibited by applicable law, the Non-Defaulting Party shall have a general right of set-off with respect to all amounts owed by each Party to the other Party, whether due and payable or not due and payable (provided that any amount not due and payable at the time of such set-off shall, if appropriate, be discounted to present value in a commercially reasonable manner by the Non-Defaulting Party). The Non-Defaulting Party's rights under this Section 5.8 are subject to Section 5.7.

SECTION 6.          ILLEGALITY, IMPOSSIBILITY AND FORCE MAJEURE

                    If either Party is prevented from or hindered or delayed by reason of force majeure or act of State in the delivery or receipt of any Currency in respect of a Currency Obligation or if it becomes or, in the good faith judgment of one of the Parties, may become unlawful or impossible for either Party to deliver or receive any Currency which is the subject of a Currency Obligation, then either Party may, by notice to the other Party, require the close-out and liquidation of each affected Currency Obligation in accordance with the provisions of Sections 5.1, 5.2 and 5.4 and, for the purposes of enabling the calculations prescribed by Sections 5.1, 5.2 and 5.4 to be effected, the Party unaffected by such force majeure, act of State, illegality or impossibility (or if both Parties are so affected, whichever Party gave the relevant notice) shall effect the relevant calculations as if it were the Non-Defaulting Party. Nothing in this Section 6 shall be taken as indicating that the Party treated as the Defaulting Party for the purposes of calculations required hereby has committed any breach or default.

SECTION 7.          PARTIES TO RELY ON THEIR OWN EXPERTISE

                    Each Party shall enter into each FX Transaction governed by the Agreement in reliance only upon its own judgment. Neither Party holds itself out as advising, or any of its employees or agents as having the authority to advise, the other Party as to whether or not it should enter into any such FX Transaction or as to any subsequent actions relating thereto or on any other commercial matters concerned with any FX Transaction governed by the Agreement, and neither Party shall have any responsibility or liability whatsoever in respect of any advice of this nature given, or views expressed, by it or any of such persons to the other Party, whether or not such advice is given or such views are expressed at the request of the other Party.

SECTION 8.          MISCELLANEOUS

                    8.1 Currency Indemnity. The receipt or recovery by either Party (the "first Party") of any amount in respect of an obligation of the other Party (the "second Party") in a Currency other than that in which such amount was due, whether pursuant to a judgment of any court or pursuant to
                    Section 5 or 6, shall discharge such obligation only to the extent that on the first day on which the first Party is open for business immediately following such receipt, the first Party shall be able, in accordance with normal banking practice, to purchase the Currency in which such amount was due with the Currency received. If the amount so purchasable shall be less than the original amount of the Currency in which such amount was due, the second party shall, as a separate obligation and notwithstanding any judgment of any court, indemnify the first Party against any loss sustained by it. The second Party shall in any event indemnify the first Party against any costs incurred by it in making any such purchase of Currency.

                    8.2 Assignments. Neither Party may assign, transfer or charge, or purport to assign, transfer or charge, its rights or its obligations under the Agreement or any interest therein without the prior written consent of the other Party, and any purported assignment, transfer or charge in violation of this Section 8.2 shall be void.

                    8.3 Telephonic Recording. The Parties agree that each may electronically record all telephonic conversations between them and that any such tape recordings may be submitted in evidence in any Proceedings relating to the Agreement. In the event of any dispute between the Parties as to the terms of an FX Transaction governed by the Agreement or the Currency Obligations thereby created, the Parties may use electronic recordings between the persons who entered into such FX Transaction as the preferred evidence of the terms of such FX Transaction, notwithstanding the existence of any writing to the contrary.

                    8.4 No Obligation. Neither Party to this Agreement shall be required to enter into any FX Transaction with the other.

                    8.5 Notices. Unless otherwise agreed, all notices, instructions and other communications to be given to a Party under the Agreement shall be given to the address, telex (if confirmed by the appropriate answerback), facsimile (confirmed if requested) or telephone number and to the individual or department specified by such Party in Part VII of the Schedule attached hereto. Unless otherwise specified, any notice, instruction or other communication given in accordance with this Section 8.5 shall be effective upon receipt.

                    8.6 Termination. Each of the Parties hereto may terminate this Agreement at any time by seven days' prior written notice to the other Party delivered as prescribed above, and termination shall be effective at the end of such seventh day; provided, however, that any such termination shall not affect any outstanding Currency Obligations, and the provisions of the Agreement shall continue to apply until all the obligations of each Party to the other under the Agreement have been fully performed.

                    8.7 Severability. In the event any one or more of the provisions contained in the Agreement should be held invalid, illegal or unenforceable in any respect under the law of any jurisdiction, the validity, legality and enforceability of the remaining provisions under the law of such jurisdiction, and the validity, legality and enforceability of such and any other provisions under the law of any other jurisdiction, shall not in any way be affected or impaired thereby.

                    8.8 Waiver. No indulgence or concession granted by a Party and no omission or delay on the part of a Party in exercising any right, power or privilege under the Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

                    8.9 Master Agreement. Where one of the Parties to the Agreement is domiciled in the United States, the Parties intend that the Agreement shall be a master agreement as defined in 11 U.S. C. Section 101(55) (C) and 12 U.S.C
                    Section 1821(e) (8) (D) (vii).

                    8.10 Time of Essence. Time shall be of the essence in the Agreement.

                    8.11 Headings. Headings in the Agreement are for ease of reference only.

                    8.12 Wire Transfers. Every payment or delivery of Currency to be made by a Party under the Agreement shall be made by wire transfer, or its equivalent, of same day (or immediately available) and freely transferable funds to the bank account designated by the other Party for such purpose.

                    8.13 Adequate Assurances. If the Parties have so agreed in
                    Part X of the Schedule, the failure by a Party ("first Party") to give adequate assurances of its ability to perform any of its obligations under the Agreement within two (2) Business Days of a written request to do so when the other Party ("second Party") has reasonable grounds for insecurity shall be an Event of Default under the Agreement, in which case during the pendency of a reasonable request by the second party to the first Party for adequate assurances of the first Party's ability to perform its obligations under the Agreement, the second Party may, at its election and without penalty, suspend its obligations under the Agreement.

                    8.14 FDICIA Representation. If the Parties have so agreed in
                    Part XI of the Schedule, each Party represents and warrants to the other Party that it is a financial institution under the provisions of Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), and the Parties agree that this Agreement shall be a netting contract, as defined in FDICIA, and each receipt or payment or delivery obligation under the Agreement shall be a covered contractual payment entitlement or covered contractual payment obligation, respectively, as defined in and subject to FDICIA.

                    8.15 Confirmation Procedures. In relation to Confirmations, unless either Party objects to the terms contained in any Confirmation within three (3) Business Days of receipt thereof, or such shorter time as may be appropriate given the Value Date of the FX Transaction, the terms of such Confirmation shall be deemed correct and accepted absent manifest error, unless a corrected Confirmation is sent by a Party within such three Business Days, or shorter period, as appropriate, in which case the Party receiving such corrected Confirmation shall have three (3) Business Days, or shorter period, as appropriate, after receipt thereof to object to the terms contained in such corrected Confirmation. In the event of any conflict between the terms of a Confirmation and this Master Agreement, the terms of this Master Agreement shall prevail and the Confirmation shall not modify the terms of this Master Agreement.

                    8.16 Amendments. No amendment, modification or waiver of the Agreement will be effective unless in writing executed by each of the Parties.

SECTION 9.          LAW AND JURISDICTION

                    9.1 Governing Law. The Agreement shall be governed by, and construed in accordance with the laws of the State of New York without giving effect to conflict of laws provisions.

                    9.2 Consent to Jurisdiction. With respect to any Proceedings, each Party irrevocably (i) submits to the non-exclusive jurisdiction or the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such court does not have jurisdiction over such Party. Nothing in the Agreement precludes either Party from bringing Proceedings in any other jurisdiction.

                    9.3 Waiver of Immunities. Each Party irrevocably waives to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use) all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any courts, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction, and irrevocably agrees to the extent permitted by applicable law that it will not claim any such immunity in any Proceedings. Each Party consents generally in respect of any Proceedings to the giving of any relief or the issue of any process in connection with such Proceedings, including, without limitation, the making, enforcement or execution against any property whatsoever of any order or judgment which may be made or given in such Proceedings.

                    9.4 Waiver of Jury Trial. Each Party hereby irrevocably waives any and all right to trial by jury in any Proceedings.

                  IN WITNESS WHEREOF, the Parties have caused the Agreement to be duly executed by their respective authorized officers as of the date first written above.

                                CARR FUTURES INC.



                                By ______________________________
                                     Name:
                                     Title:

                                MORGAN STANLEY DEAN WITTER CHARTER
                                ___________________ L.P.



                                By_______________________________
                                     Name:
                                     Title:

                                    SCHEDULE

Part I:             Scope of Agreement

                    The Agreement shall apply to all FX Transactions outstanding between any two Designated Offices of the Parties on the Effective Date.


Part II:            Designated Offices

                    Each of the following shall be Designated Office:

                    Party A                                          Part B

                    _________________________ L.P.                   Carr Futures Inc.
                    c/o Demeter Management Corporation               ______________________________
                    Two World Trade Center                           ______________________________
                    62nd Floor                                       ______________________________
                    New York, NY 10048                               ______________________________
                    Attn: __________________________                 Telephone No: (___) ____________
                    Telephone No.: (212) _____________               Facsimile No:  (___) ____________
                    Facsimile No.: (212) _____________

Part III:           Settlement Netting Offices

                    Net settlement provisions of Section 3.2 shall apply to the following Settlement Netting Offices:

                    Party A                                        Part B

                    Same as above.                      Same as above.


Part IV:            Novation Netting Offices

                    Netting by novation provisions of Section 3.3(a) shall apply to the following Novation Netting Offices and shall apply to all FX Transactions:

                    Party A                                        Part B

                    Same as Part III                           Same as Part III

Part V:             Matched Pair Novation Netting Offices

                    Not applicable


Part VI:            Automatic Termination

                    The "Automatic Termination" provision in Section 5.1 shall not apply to _____________ and shall not apply to Dean Witter Reynolds Inc.

Part VII:           Notices

                    Address specified in the Confirmation or otherwise by the Designated Office sending the same; provided that any notice sent to _____________________ under Section 1 ("Event of Default"), 5,6,8.6 or 9.2 shall be copied to:

                    Dean Witter Reynolds Inc., Two World Trade Center, 65th Floor, New York, New York 10048, Attn: Deputy General Counsel

                    Party A                                        Part B

                    Same as in Part II                       Same as in Part II

                    Provided that any notice sent to Party B under Section 1 ("Event of Default"), 5, 6, 8..6, or 9.2 shall be copied to:
                    Carr Futures Inc., ___________________
                    ________________________________
                    Attn: __________________________


Part VIII:          Base Currency

                    Party A                                        Part B

                    U.S. Dollars                               U.S Dollars

                                                                  Exhibit 10.02

                                     FORM OF
                              MANAGEMENT AGREEMENT


                  THIS AGREEMENT, made as of the ___ day of ____, 1998 among MORGAN STANLEY DEAN WITTER CHARTER ______________ L.P., a Delaware limited partnership (the "Partnership"), DEMETER MANAGEMENT CORPORATION, a Delaware corporation (the "General Partner"), and ___________________________, a
________________ (the "Trading Advisor").


                                   WITNESSETH:

                  WHEREAS, the Partnership has been organized pursuant to the Limited Partnership Agreement dated as of ______ ___, 1998 (the "Limited Partnership Agreement"), to trade, buy, sell, spread, or otherwise acquire, hold, or dispose of commodities (which may include foreign currencies, mortgage-backed securities, money market instruments, financial instruments and any other securities or items which are now, or may hereafter be, the subject of futures contract trading) domestic and foreign commodity futures contracts, commodity forward contracts, foreign exchange commitments, options on physical commodities and on futures contracts, spot (cash) commodities and currencies, and any rights pertaining thereto (hereinafter referred to collectively as "futures interests") and securities (such as United States Treasury bills) approved by the Commodity Futures Trading Commission (the "CFTC") for investment of customer funds;

                  WHEREAS, the Partnership is a member partnership of the Morgan Stanley Dean Witter Charter Series (the "Fund Group") pursuant to which units of limited partnership interest ("Units") of such member partnerships will be sold to investors in a common prospectus. Units of the Partnership are being offered pursuant to a Registration Statement on Form S-1 (No. 333-_____) (as amended from time to time, the "Registration Statement") filed under the Securities Act of 1933, as amended (the "Securities Act"), and a final Prospectus dated _____ ___, 1998, constituting a part thereof (as amended and supplemented from time to time) (the "Prospectus). Such Units can be exchanged by a limited partner of a member partnership of the Fund Group for Units of other member partnerships of the Fund Group at 100% of the respective Net Asset Value thereof;

                  WHEREAS, the Trading Advisor has extensive experience trading in futures interests and is willing to provide certain services and undertake certain obligations as set forth herein;

                  WHEREAS, the Partnership desires the Trading Advisor to act as trading advisor for the Partnership and to make investment decisions with respect to futures interests for the Partnership's Net Assets and the Trading Advisor desires so to act; and

                  WHEREAS, the Partnership, the General Partner and the Trading Advisor wish to enter into this Management Agreement which, among other things, sets forth certain terms and conditions upon which the Trading Advisor will conduct futures interests trading for the Partnership;

                  NOW THEREFORE, the parties hereto hereby agree as follows:


                    1. Undertakings in Connection with the Initial and Continuing Offering of Units.

                  (a) The Trading Advisor agrees with respect to the initial and continuing offering of Units: (i) to make all disclosures regarding itself, its principals and affiliates, its trading performance, its trading programs, systems, methods, and strategies (subject to the need, in the reasonable discretion of the Trading Advisor, to preserve the secrecy of proprietary information concerning such programs, systems, methods, and strategies), any client accounts over which it has discretionary trading authority (other than the names of any such clients), and otherwise, as the Partnership may reasonably require to comply with any applicable federal or state law or rule or regulation, including those of the Securities and Exchange Commission (the "SEC"), the CFTC, the National Futures Association (the "NFA"), the National Association of Securities Dealers, Inc. (the "NASD") or any other regulatory body, exchange, or board; and (ii) otherwise to cooperate with the Partnership, the General Partner, and Dean Witter Reynolds Inc., the selling agent for the Partnership ("DWR") by providing information regarding the Trading Advisor in connection with the preparation and filing of the Registration Statement and Prospectus, including any pre-or post-effective amendments or supplements thereto, with the SEC, CFTC, NFA, NASD, and with appropriate governmental authorities as part of making application for registration of the Units under the securities or Blue Sky laws of such jurisdictions as the Partnership may deem appropriate. As used herein, the term "principal" shall have the meaning as defined in Section 4.10(e) of the CFTC's Regulations and the term "affiliate" shall mean an individual or entity that directly or indirectly controls, is controlled by, or is under common control with, the Trading Advisor.

                  (b) The General Partner, in its sole discretion and at any time may (i) withdraw the SEC registration of the Units, or (ii) discontinue the offering of Units.

                  (c) If, while Units continue to be offered and sold, the Trading Advisor becomes aware of any materially untrue or misleading statement or omission regarding itself or any of its principals or affiliates in the Registration Statement or Prospectus, or of the occurrence of any event or change in circumstances which would result in there being any materially untrue or misleading statement or omission in the Registration Statement or Prospectus regarding itself or any of its principals or affiliates, the Trading Advisor shall promptly notify the General Partner and shall cooperate with it in the preparation of any necessary amendments or supplements to the Registration Statement or Prospectus. Neither the Trading Advisor nor any of its principals, or affiliates, or any stockholders, officers, directors, or employees thereof shall distribute the Prospectus or selling literature or shall engage in any selling activities whatsoever in connection with the continuing offering of Units except as may be specifically requested by the General Partner.

                  2.       Duties of the Trading Advisor.

                  (a) The Trading Advisor hereby agrees to act as Trading Advisor for the Partnership and, as such, shall have sole authority and responsibility for directing the investment and reinvestment of the Net Assets of the Partnership on the terms and conditions and in accordance with the prohibitions and trading policies set forth in this Agreement, or the Prospectus or as otherwise provided in writing to the Trading Advisor; provided, however, that the General Partner may override the instructions of the Trading Advisor to the extent necessary (i) to comply with the trading policies of the Partnership and with applicable speculative position limits, (ii) to pay the Partnership's expenses, (iii) to the extent the General Partner believes doing so is necessary for the protection of the Partnership, (iv) to terminate the futures interests trading of the Partnership, or (v) to comply with any applicable law or regulation. The General Partner agrees not to override any such instructions for the reasons specified in clause (ii) of the preceding sentence unless the Trading Advisor fails to comply with a request of the General Partner to make the necessary amount of funds available to the Partnership within five calendar days of such request. The Trading Advisor shall not be liable for the consequences of any decision by the General Partner to override instructions of the Trading Advisor, except to the extent that the Trading Advisor is in breach of this Agreement. In performing services to the Partnership the Trading Advisor may not materially alter the trading program(s) used by the Trading Advisor in investing and reinvesting the Partnership's Net Assets in futures interests as described in the Prospectus without the prior written consent of the General Partner, it being understood that changes in the futures interests traded shall not be deemed an alteration in the Trading Advisor's trading program(s).

                  (b)      The Trading Advisor shall:

                           (i) Exercise good faith and due care in trading futures interests for the account of the Partnership in accordance with the prohibitions and trading policies of the Partnership described in the Prospectus and as otherwise provided in writing to the Trading Advisor. The Trading Advisor shall trade the Partnership's Net Assets pursuant to the specified trading program(s) described in the Prospectus (with such changes and additions to such trading program(s) as the Trading Advisor, from time to time, incorporates into its trading program(s) for accounts the size of the Partnership), unless the Trading Advisor is instructed by the General Partner to trade the Partnership's Net Assets pursuant to any one or more of the Trading Advisor's other trading programs described in the Prospectus.

                           (ii) Subject to reasonable assurances of confidentiality by the General Partner and the Partnership, provide the General Partner, within 30 calendar days of a request therefor by the General Partner, with information comparing the performance of the Partnership's account and the performance of all other client accounts directed by the Trading Advisor using the trading programs used by the

         Trading Advisor for the Partnership over a specified period of time. In providing such information, the Trading Advisor may take such steps as are necessary to assure the confidentiality of the Trading Advisor's clients' identities. The Trading Advisor shall, upon the General Partner's request, consult with the General Partner concerning any discrepancies between the performance of such other accounts and the Partnership's account. The Trading Advisor shall promptly inform the General Partner of any material discrepancies of which the Trading Advisor is aware. The General Partner acknowledges that different trading programs, strategies or implementation methods may be utilized for different accounts, accounts with different trading policies, accounts experiencing differing inflows or outflows of equity, accounts that commence trading at different times, accounts which have different portfolios or different fiscal years and that such differences may cause divergent trading results.

                           (iii) Upon request of the General Partner and subject to reasonable assurances of confidentiality by the General Partner and the Partnership, provide the General Partner with all material information concerning the Trading Advisor other than proprietary information (including, without limitation, information relating to changes in control, personnel, trading approach, or financial condition). The General Partner acknowledges that all trading instructions made by the Trading Advisor will be held in confidence by the General Partner, except to the extent necessary to conduct the business of the Partnership or as required by law.

                           (iv) Inform the General Partner when the Trading Advisor's open positions maintained by the Trading Advisor exceed the Trading Advisor's applicable speculative position limits.

                  (c) All purchases and sales of futures interests pursuant to this Agreement shall be for the account, and at the risk, of the Partnership and not for the account, or at the risk, of the Trading Advisor or any of its stockholders, directors, officers, or employees, or any other person, if any, who controls the Trading Advisor within the meaning of the Securities Act. All brokerage fees arising from trading by the Trading Advisor shall be for the account of the Partnership. The Trading Advisor makes no representations as to whether its trading will produce profits or avoid losses.

                  (d) Notwithstanding anything in this Agreement to the contrary, the Trading Advisor shall assume financial responsibility for any errors committed or caused by it in transmitting orders for the purchase or sale of futures interests for the Partnership's account, including payment of the floor brokerage commissions, exchange and NFA fees, and other transaction charges and give-up charges incurred on such trades. The Trading Advisor's errors shall include, but not be limited to, inputting improper trading signals or communicating incorrect orders for execution. The Trading Advisor shall not be responsible for errors committed or caused by DWR or Carr Futures, Inc. ("CFI"). In addition, the Trading Advisor shall not be responsible for errors committed or caused by any other floor broker or futures commission merchant executing trades unless such other floor broker or futures commission merchant was selected by the Trading Advisor and the Partnership is unable, after reasonable effort, to recover from the floor broker or futures commission merchant any losses or costs resulting from such errors, notwithstanding any give-up agreement. The Trading Advisor shall have an affirmative obligation promptly to notify the General Partner of its own errors, and the Trading Advisor shall use its best efforts to identify and promptly notify the General Partner of any order or trade which the Trading Advisor reasonably believes was not executed in accordance with its instructions.

                  (e) Prior to the commencement of trading, the General Partner on behalf of the Partnership shall deliver to the Trading Advisor a trading authorization appointing the Trading Advisor the Partnership's attorney-in-fact for such purpose.


                    3. Designation of Additional Trading Advisors and Reallocation of Net Assets.

                  If the General Partner at any time deems it to be in the best interests of the Partnership, the General Partner may designate an additional trading advisor or advisors for the Partnership and may apportion to such additional trading advisor(s) the management of such amounts of Net Assets (as defined in Section 6(c) hereof) as the General Partner shall determine in its absolute discretion. The designation of an additional trading advisor or advisors and the apportionment of Net Assets to any such trading advisor(s) pursuant to this Section 3 shall neither terminate this Agreement nor modify in any regard the respective rights and obligations of the Partnership, the General Partner and the Trading Advisor hereunder. In the event that an additional trading advisor is so designated, the Trading Advisor shall thereafter receive management and incentive fees based, respectively, on that portion of the Net Assets managed by the Trading Advisor and that portion of the Net Profits properly attributable to the trading done by the Trading Advisor.


                  4.       Trading Advisor Independent.

                  For all purposes of this Agreement, the Trading Advisor shall be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized, have no authority to act for or represent the Partnership in any way or otherwise be deemed an agent of the Partnership. Nothing contained herein shall be deemed to require the Partnership to take any action contrary to the Limited Partnership Agreement, the Certificate of Limited Partnership of the Partnership as from time to time in effect (the "Certificate of Limited Partnership"), or any applicable law or rule or regulation of any regulatory body, exchange, or board. Nothing herein contained shall constitute the Trading Advisor as a member of any partnership, joint venture, association, syndicate or other entity with the Partnership or the General Partner, or be deemed to confer on any of them any express, implied, or apparent authority to incur any obligation or liability on behalf of any other. It is expressly agreed that the Trading Advisor is neither a promoter, sponsor, or issuer with respect to the Partnership.

                  5.       Commodity Brokers.

                  The Trading Advisor shall effect all transactions in futures interests for the Partnership through, and shall maintain a separate account with, such commodity broker or brokers as the General Partner shall direct. At the present time, DWR shall act as the non-clearing commodity broker and CFI shall act as the clearing commodity broker for the Partnership. The General Partner shall provide the Trading Advisor with copies of brokerage statements. Notwithstanding that CFI shall act as the clearing commodity broker for the Partnership, the Trading Advisor may execute trades through floor brokers other than those employed by CFI so long as arrangements are made for such floor brokers to "give-up" or transfer the positions to CFI and provided that the rates charged by such floor brokers have been approved in writing by DWR. The Trading Advisor will not be responsible for paying give-up fees at rates approved by DWR.


                  6.       Fees.

                  (a) For the services to be rendered to the Partnership by the Trading Advisor under this Agreement, the Partnership shall pay the Trading Advisor the following fees:

                           (i) A monthly management fee, without regard to the profitability of the Trading Advisor's trading for the Partnership's account, equal to 1/12 of 2% (a 2% annual rate) of the Partnership's "Net Assets" (as defined in Section 6(c)) as of the opening of business on the first day of each calendar month, commencing with the month in which the Partnership begins to receive trading advice from the Trading Advisor pursuant to this Agreement.

                           (ii) A monthly incentive fee equal to 20% of the "Trading Profits" (as defined in Section 6(d)) experienced by the Partnership as of the end of each calendar month.

                  (b) If this Agreement is terminated on a date other than the last day of a month, the incentive fee described above shall be determined as if such date were the end of a month. If this Agreement is terminated on a date other than the end of a month, the management fee described above shall be determined as if such date were the end of a month, but such fee shall be prorated based on the ratio of the number of trading days in the month through the date of termination to the total number of trading days in the month. If, during any month after the Partnership commences trading operations (including the month in which the Partnership commences such operations), the Partnership does not conduct business operations, or suspends trading for the account of the Partnership managed by the Trading Advisor, or, as a result of an act or material failure to act by the Trading Advisor, is otherwise unable to utilize the trading advice of the Trading Advisor on any of the trading days of that period for any reason, the management fee described above shall be prorated based on the ratio of the number of trading days in the month which the Partnership account managed by the Trading Advisor engaged in trading operations or utilized the trading advice of the Trading Advisor to the total number of trading days in the month.

                  (c) As used herein, the term "Net Assets" shall have the same meaning ascribed thereto in Section 7(d)(1) of the Limited Partnership Agreement.

                  (d) As used herein, the term "Trading Profits" shall mean net futures interests trading profits (realized and unrealized) earned on a Partnership's Net Assets, decreased by the monthly management fees, brokerage fees and any transaction fees and costs, if any, not included in the brokerage fees; with such trading profits and items of decrease determined from the end of the last calendar month in which an incentive fee was earned by the Trading Advisor or, if no incentive fee has been earned previously by the Trading Advisor, from the date that the Partnership commenced trading to the end of the month as of which such incentive fee calculation is being made. Extraordinary expenses of the Partnership, if any, will not be deducted in determining Trading Profits. No incentive fee will be paid on interest income earned by the Partnership.

                  (e) If any payment of incentive fees is made to the Trading Advisor on account of Trading Profits and such Trading Advisor thereafter fails to earn Trading Profits or experiences losses for any subsequent incentive period, the Trading Advisor shall be entitled to retain such amounts of incentive fees previously paid to the Trading Advisor in respect of such Trading Profits. However, no subsequent incentive fees shall be payable to the Trading Advisor until the Partnership has again earned Trading Profits; provided, however, that if the Partnership's Net Assets are reduced or increased because of redemptions or additions that occur at the end of, or subsequent to, an incentive period in which the Trading Advisor experiences a futures interests trading loss, the trading loss for that incentive period which must be recovered before the Trading Advisor will be deemed to experience Trading Profits will be equal to the amount determined by (x) dividing the Partnership's Net Assets after such increase or decrease by the Partnership's Net Assets immediately before such increase or decrease and (y) multiplying that fraction by the amount of the unrecovered futures interests trading loss experienced in the month prior to such increase or decrease. In the event that the Partnership experiences a futures interests trading loss in more than one month without the payment of an intervening incentive fee and the Partnership's Net Assets are increased or reduced in more than one such month because of redemptions or additions, then the trading loss for each such month shall be adjusted in accordance with the formula described above and such increased or reduced amount of futures interests trading loss shall be carried forward and used to offset subsequent futures interests trading profits.

                  (f) The Partnership will remit the management and incentive fees to the Trading Advisor as soon as practicable, but in no event later than 30 days, in the case of the management fee, or 45 days, in the case of the incentive fee, of the month-end as of which they are due, together with an itemized statement showing the calculations.


                  7.       Term.

                  This Agreement shall continue in effect until _______ ___, 2001 (the "Initial Termination Date"). If this Agreement is not terminated on the Initial Termination Date, as provided for herein, then, this Agreement shall automatically renew for an additional one-year period and shall continue to renew for additional one-year periods until this Agreement is otherwise terminated, as provided for herein. At least 30 calendar days prior to the expiration of the Initial Termination Date or any subsequent one-year period, as the case may be, the Trading Advisor may terminate this Agreement at the end of the current period by providing written notice to the Partnership indicating that the Trading Advisor desires to terminate this Agreement at the end of such period. This Agreement shall also terminate if the Partnership terminates. The Partnership shall have the right to terminate this Agreement at its discretion
(a) at any month-end upon 5 calendar days' prior written notice to the Trading Advisor or (b) at any time upon written notice to the Trading Advisor upon the occurrence of any of the following events: (i) if any person described as a "principal" of the Trading Advisor in the Prospectus ceases for any reason to be an active executive officer of the Trading Advisor; (ii) if the Trading Advisor becomes bankrupt or insolvent; (iii) if the Trading Advisor is unable to use its trading programs, systems or methods as in effect on the date hereof and as refined and modified in the future for the benefit of the Partnership; (iv) if the registration, as a commodity trading advisor, of the Trading Advisor with the CFTC or its membership in the NFA is revoked, suspended, terminated, or not renewed, or limited or qualified in any respect; (v) except as provided in
Section 12 hereof, if the Trading Advisor merges or consolidates with, or sells or otherwise transfers its advisory business, or all or a substantial portion of its assets, any portion of its futures interests trading programs, systems or methods, or its goodwill, to any individual or entity; (vi) if the Net Asset value of a Unit, after adjusting for distributions if any, shall be less than $5.00; (vii) if, at any time, the Trading Advisor violates any trading or administrative policy described in the Prospectus or otherwise provided in writing to the Trading Advisor by the General Partner, except with the prior express written consent of the General Partner; or (viii) if the Trading Advisor fails in a material manner to perform any of its obligations under this Agreement. The Trading Advisor may terminate this Agreement at any time, upon written notice to the Partnership, in the event: (i) that the General Partner imposes additional trading limitation(s) (not in effect on the date hereof) in the form of one or more trading policies or administrative policies which the Trading Advisor does not agree to follow in its management of the Partnership's Net Assets; (ii) the General Partner objects to the Trading Advisor implementing a proposed material change in the Trading Advisor's trading program(s) used by the Partnership and Trading Advisor certifies to the General Partner in writing that it believes such change is in the best interests of the Partnership; (iii) the General Partner overrides a trading instruction of the Trading Advisor for reasons unrelated to a determination by the General Partner that the Trading Advisor has violated the Partnership's trading policies and the Trading Advisor certifies to the General Partner in writing that as a result the Trading Advisor believes the performance results of the Trading Advisor relating to the Partnership will be materially adversely affected; (iv) the Partnership materially breaches this Agreement and does not correct the breach within 10 business days of receipt of a written notice of such breach from the Trading Advisor; or (v) the Trading Advisor has amended its trading program to include a foreign futures or option contract which may lawfully be traded by the Partnership under CFTC regulations and counsel, mutually acceptable to the parties, has not opined that such inclusion would cause adverse tax consequences to Limited Partners and the General Partner does not consent to the Trading Advisor's trading such contract for the Partnership within 5 business days of a written request by the Trading Advisor to do so, and, if such consent is given, does not make arrangements to facilitate such trading within 90 calendar days of such notice; or (vi) the Partnership's Net Assets fall below $1,000,000 at any time.

                  The indemnities set forth in Section 8 hereof shall survive any termination of this Agreement.


                  8.       Standard of Liability; Indemnifications.

                  (a) Limitation of Trading Advisor Liability. In respect of the Trading Advisor's role in the futures interests trading of the Partnership's assets, none of the Trading Advisor, or its controlling persons, its affiliates, and their respective directors, officers, shareholders, employees or controlling persons shall be liable to the Partnership or the General Partner or their partners, officers, shareholders, directors or controlling persons except that the Trading Advisor shall be liable for acts or omissions of any such person provided that such act or omission constitutes a breach of this Agreement or a representation, warranty or covenant herein, misconduct or negligence or is the result of any such person not having acted in good faith and in the reasonable belief that such actions or omissions were in, or not opposed to, the best interests of the Partnership.

                  (b) Trading Advisor Indemnity in Respect of Management Activities. The Trading Advisor shall indemnify, defend and hold harmless the Partnership and the General Partner, their controlling persons, their affiliates and their respective directors, officers, shareholders, employees, and controlling persons from and against any and all losses, claims, damages, liabilities (joint and several), costs, and expenses (including any reasonable investigatory, legal, and other expenses incurred in connection with, and any amounts paid in, any settlement; provided that the Trading Advisor shall have approved such settlement) incurred as a result of any action or omission involving the Partnership's futures interests trading by the Trading Advisor, or any of its controlling persons or affiliates or their respective directors, officers, partners, shareholders, or employees; provided that such liability arises from an act or omission of the Trading Advisor, or any of its controlling persons or affiliates or their respective directors, officers, partners, shareholders, or employees which is found by a court of competent jurisdiction upon entry of a final judgment (or, if no final judgment is entered, by an opinion rendered by counsel who is approved by the Partnership and the Trading Advisor, such approval not to be unreasonably withheld) to be a breach of this Agreement or a representation, warranty or covenant herein, or the result of misconduct or negligence or conduct not done in good faith in the reasonable belief that it was in, or not opposed to, the best interests of the Partnership.

                  (c) Partnership Indemnity in Respect of Management Activities. The Partnership shall indemnify, defend, and hold harmless the Trading Advisor, its controlling persons, their affiliates and their respective directors, officers, shareholders, employees, and controlling persons, from and against any and all losses, claims, damages, liabilities (joint and several), costs, and expenses (including any reasonable investigatory, legal, and other expenses incurred in connection with, and any amounts paid in, any settlement; provided that the Partnership shall have approved such settlement) resulting from a demand, claim, lawsuit, action, or proceeding (other than those incurred as a result of claims brought by or in the right of an indemnified party) relating to the futures interests trading activities of the Partnership undertaken by the Trading Advisor; provided that a court of competent jurisdiction upon entry of a final judgment finds (or, if no final judgment is entered, an opinion is rendered to the Partnership by independent counsel reasonably acceptable to both parties) to the effect that the action or inaction of such indemnified party that was the subject of the demand, claim, lawsuit, action, or proceeding did not constitute negligence, misconduct, or a breach of this Agreement or a representation, warranty or covenant of the Trading Advisor herein and was done in good faith and in a manner such indemnified party reasonably believed to be in, or not opposed to, the best interests of the Partnership.

                  (d) Trading Advisor Indemnity in Respect of Sale of Units. The Trading Advisor shall indemnify, defend and hold harmless DWR, Morgan Stanley & Co., Incorporated ("MS&Co."), CFI, the Partnership, the General Partner, any Additional Seller, and their affiliates and each of their officers, directors, principals, shareholders, and controlling persons from and against any loss, claim, damage, liability, cost, and expense, joint and several, to which any indemnified person may become subject under the Securities Act, the Securities and Exchange Act of 1934 Act, as amended (the "Exchange Act"), the Commodity Exchange Act, as amended, and rules promulgated thereunder (the "CEAct"), the securities or Blue Sky law of any jurisdiction, or otherwise (including any reasonable investigatory, legal, and other expenses incurred in connection with, and any amounts paid in, any settlement, provided that the Trading Advisor shall have approved such settlement, and in connection with any administrative proceedings), in respect of the offer or sale of Units, insofar as such loss, claim, damage, liability, cost, or expense (or action in respect thereof) arises out of, or is based upon: (i) a breach by the Trading Advisor of any representation, warranty, or agreement in this Agreement relating to the offering of Units or any certificate delivered pursuant to this Agreement at a Closing (as such term is defined in the Prospectus); (ii) a misleading or untrue statement or alleged misleading or untrue statement of a material fact made in the Registration Statement, the Prospectus, or any related selling material or an omission or alleged omission to state a material fact therein which is required to be stated therein or necessary to make the statements therein (in the case of the Prospectus and any selling material, in light of the circumstances under which they were made) not misleading, and such statement or omission relates specifically to the Trading Advisor, or its Trading Advisor Principals (as defined below) (including the historical performance capsules) or was made in reliance upon, and in conformity with, written information or instructions furnished by the Trading Advisor (provided, however, that with respect to any related selling material only such related selling material as shall have been approved in writing by the Trading Advisor).

                  (e) Partnership Indemnity in Respect of Sale of Units. The Partnership agrees to indemnify, defend and hold harmless the Trading Advisor and each of its officers, directors, principals, shareholders, and controlling persons from and against any loss, claim, damage, liability, cost, and expense, joint and several, to which any indemnified person may become subject under the Securities Act, the Exchange Act, the CEAct, the securities or Blue Sky law of any jurisdiction, or otherwise (including any reasonable investigatory, legal, and other expenses incurred in connection with, and any amounts paid in, any settlement, provided that the Partnership shall have approved such settlement, and in connection with any administrative proceedings), in respect of the offer or sale of Units, insofar as such loss, claim, damage, liability, cost, or expense (or action in respect thereof) arises out of, or is based upon: (i) a breach by the Partnership or the General Partner of any representation, warranty, or agreement in this Agreement relating to the offering of Units; or
(ii) a misleading or untrue statement or alleged misleading or untrue statement of a material fact made in the Registration Statement, the Prospectus, or any related selling material or an omission or alleged omission to state a material fact therein which is required to be stated therein or necessary to make the statements therein (in the case of the Prospectus or the selling material, in light of the circumstances under which they were made) not misleading, provided that such materially misleading or untrue statement or alleged materially misleading or untrue statement or omission or alleged omission does not relate to the Trading Advisor or its Trading Advisor Principals (including the historical performance tables) or was not made in reliance upon, and in conformity with, information or instructions furnished by the Trading Advisor (provided, however, that with respect to any related selling material, only such related selling material as shall have been approved in writing by the Trading Advisor), or does not result from a breach by the Trading Advisor of any representation, warranty, or agreement in this Agreement relating to the offering of Units or any certificate delivered pursuant to this Agreement at a Closing.

                  (f) The foregoing agreements of indemnity shall be in addition to, and shall in no respect limit or restrict, any other remedies which may be available to an indemnified person.

                  (g) Promptly after receipt by an indemnified person of notice of the commencement of any action, claim, or proceeding to which any of the indemnities may apply, the indemnified person will notify the indemnifying party in writing of the commencement thereof if a claim in respect thereof is to be made against the indemnifying party hereunder; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to the indemnified person hereunder, except where such omission has materially prejudiced the indemnifying party. In case any action, claim, or proceeding is brought against an indemnified person and the indemnified person notifies the indemnifying party of the commencement thereof as provided above, the indemnifying party will be entitled to participate therein and, to the extent that the indemnifying party desires, to assume the defense thereof with counsel selected by the indemnifying party and not unreasonably disapproved by the indemnified person. After notice from the indemnifying party to the indemnified person of the indemnifying party's election so to assume the defense thereof as provided above, the indemnifying party will not be liable to the indemnified person under the indemnity provisions hereof for any legal and other expenses subsequently incurred by the indemnified person in connection with the defense thereof, other than reasonable costs of investigation.

                  Notwithstanding the proceeding paragraph, if, in any action, claim, or proceeding as to which indemnification is or may be available hereunder, an indemnified person reasonably determines that its interests are or may be adverse, in whole or in part, to the indemnifying party's interests or that there may be legal defenses available to the indemnified person which are inconsistent with the defenses available to the indemnifying party, the indemnified person may retain its own counsel in connection with such action, claim, or proceeding and will be indemnified by the indemnifying party for any legal and other expenses reasonably incurred in connection with investigating or defending such action, claim, or proceeding.

                  In no event will the indemnifying party be liable for the fees and expenses of more than one counsel for all indemnified persons in connection with any one action, claim, or proceeding or in connection with separate but similar or related actions, claims, or proceedings in the same jurisdiction arising out of the same general allegations. The indemnifying party will not be liable for any settlement of any action, claim, or proceeding effected without the indemnifying party's express written consent, but if any action, claim, or proceeding is settled with the indemnifying party's express written consent, the indemnifying party will indemnify, defend, and hold harmless an indemnified person as provided in this Section 8.


                  9. Right to Advise Others and Uniformity of Acts and
Practices.

                  (a) The Trading Advisor is engaged in the business of advising investors as to the purchase and sale of futures interests. During the term of this Agreement, the Trading Advisor, its principals and affiliates, will be advising other investors (including affiliates and the stockholders, officers, directors, and employees of the Trading Advisor and its affiliates and their families) and trading for their own accounts. However, under no circumstances shall the Trading Advisor by any act or omission favor any account advised or managed by the Trading Advisor over the account of the Partnership in any way or manner (other than by charging different management and/or incentive fees). The Trading Advisor agrees to treat the Partnership in a fiduciary capacity to the extent recognized by applicable law, but, subject to that standard, the Trading Advisor or any of its principals or affiliates shall be free to advise and manage accounts for other investors and shall be free to trade on the basis of the same trading programs, systems, methods, or strategies employed by the Trading Advisor for the account of the Partnership, or trading programs, systems, methods, or strategies which are entirely independent of, or materially different from, those employed for the account of the Partnership, and shall be free to compete for the same futures interests as the Partnership or to take positions opposite to the Partnership, where such actions do not knowingly or deliberately prefer any of such accounts over the account of the Partnership.

                  (b) The Trading Advisor shall not be restricted as to the number or nature of its clients, except that: (i) so long as the Trading Advisor acts as a trading advisor for the Partnership, neither the Trading Advisor nor any of its principals or affiliates shall hold knowingly any position or control any other account which would cause the Partnership, the Trading Advisor, or the principals or affiliates of the Trading Advisor to be in violation of the CEAct or any regulations promulgated thereunder, any applicable rule or regulation of the CFTC or any other regulatory body, exchange, or board; and (ii) neither the Trading Advisor nor any of its principals or affiliates shall render futures interests trading advice to any other individual or entity or otherwise engage in activity which shall knowingly cause positions in futures interests to be attributed to the Trading Advisor under the rules or regulations of the CFTC or any other regulatory body, exchange, or board so as to require the significant modification of positions taken or intended for the account of the Partnership;

provided that the Trading Advisor may modify its trading programs, systems, methods or strategies to accommodate the trading of additional funds or accounts. If applicable speculative position limits are exceeded by the Trading Advisor in the opinion of (i) independent counsel (who shall be other than counsel to the Partnership), (ii) the CFTC, or (iii) any other regulatory body, exchange, or board, the Trading Advisor and its principals and affiliates shall promptly liquidate positions in all of their accounts, including the Partnership's account, as to which positions are attributed to the Trading Advisor as nearly as possible in proportion to the accounts' respective amounts available for trading (taking into account different degrees of leverage and "notional" equity) to the extent necessary to comply with the applicable position limits.


                    10. Representations, Warranties, and Covenants of the Trading Advisor.

                  (a) Representations of the Trading Advisor. The Trading Advisor with respect to itself and each of its principals represents and warrants to and agrees with the General Partner and the Partnership as follows:

                           (i) It will exercise good faith and due care in using the trading programs on behalf of the Partnership that are described in the Prospectus (as modified from time to time) or any other trading programs agreed to by the General Partner.

                           (ii) The Trading Advisor shall follow, at all times, the trading policies of the Partnership (as described in the Prospectus) or otherwise as furnished to the Trading Advisor in writing from time to time.

                           (iii) The Trading Advisor shall trade: (A) the Partnership's Net Assets pursuant to the specified trading program(s) described in the Prospectus unless the Trading Advisor is instructed by the General Partner to trade the Partnership's Net Assets pursuant to any one or more of the Trading Advisor's other trading programs described in the Prospectus; and (B) only in futures and option contracts traded on U.S. contract markets, foreign currency forward contracts traded with CFI, and such other futures interests that are approved in writing by the General Partner and have been approved by the CFTC for U.S. persons.

                           (iv) The Trading Advisor is duly organized, validly existing and in good standing as a corporation under the laws of the state of its incorporation and is qualified to do business as a foreign corporation and in good standing in each other jurisdiction in which the nature or conduct of its business requires such qualification and the failure to so qualify would materially adversely affect the Trading Advisor's ability to perform its duties under this Agreement. The Trading Advisor has full corporate power and authority to perform its obligations under this Agreement, and as described in the Registration Statement and Prospectus. The only principals (as defined in Rule 4.10(e) under the CEAct) of the Trading Advisor are those set forth in the Prospectus (the "Trading Advisor Principals").

                           (v) All references to the Trading Advisor and each Trading Advisor Principal, including the Trading Advisor's trading programs, approaches, systems and performance, in the Registration Statement and the Prospectus, and in any supplemental selling material which has been approved in writing by the Trading Advisor, are accurate and complete in all material respects. With respect to the information relating to the Trading Advisor and each Trading Advisor Principal, including the Trading Advisor's and the Trading Advisor Principals' trading programs, approaches, systems, and performance information, as applicable, (i) the Registration Statement and Prospectus contain all statements and information required to be included therein under the CEAct, (ii) the Registration Statement as of its effective date will not contain any misleading or untrue statement of a material fact or omit to state a material fact which is required to be stated therein or necessary to make the statements therein not misleading and (iii) the Prospectus at its date of issue and as of each monthly closing will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading.

                           (vi) This Agreement has been duly and validly authorized, executed and delivered on behalf of the Trading Advisor and is a valid and binding agreement of the Trading Advisor enforceable in accordance with its terms.

                           (vii) Each of the Trading Advisor and each "principal" of the Trading Advisor, as defined in Rule 3.1 under the CEAct, has all federal and state governmental, regulatory and exchange licenses, registrations and approvals and has effected all filings with federal and state governmental and regulatory agencies required to conduct its or his business and to act as described in the Registration Statement and Prospectus or required to perform its or his obligations under this Agreement. The Trading Advisor is registered as a commodity trading advisor under the CEAct and is a member of the NFA in such capacity.

                           (viii) The execution and delivery of this Agreement, the incurrence of the obligations set forth herein, the consummation of the transactions contemplated herein and in the Prospectus and the payment of the fees hereunder will not violate, or constitute a breach of, or default under, the certificate of incorporation or bylaws of the Trading Advisor or any agreement or instrument by which it is bound or of any order, rule, law or regulation binding on it of any court or any governmental body or administrative agency or panel or self-regulatory organization having jurisdiction over it.

                           (ix) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as may otherwise be stated in or contemplated by the Registration Statement and the Prospectus, there has not been any material adverse change in the condition, financial or otherwise, business or prospects of the Trading Advisor or any Trading Advisor Principal.

                           (x) Except as set forth in the Registration Statement or Prospectus there has not been in the five years preceding the date of the Prospectus and there is not pending, or to the best of the Trading Advisor's knowledge threatened, any action, suit or proceeding at law or in equity before or by any court or by any federal, state, municipal or other governmental body or any administrative, self-regulatory or commodity exchange organization to which the Trading Advisor or any Trading Advisor Principal is or was a party, or to which any of the assets of the Trading Advisor or any Trading Advisor Principal is or was subject and which resulted in or might reasonably be expected to result in any materially adverse change in the condition, financial or otherwise, of the Trading Advisor or which is required under the Securities Act or CEAct to be disclosed in the Prospectus. None of the Trading Advisor or any Trading Advisor Principal has received any notice of an investigation by the NFA or the CFTC regarding noncompliance by the Trading Advisor or any of the Trading Advisor Principals with the CEAct.

                           (xi) Neither the Trading Advisor nor any Trading Advisor Principal has received, or is entitled to receive, directly or indirectly, any commission, finder's fee, similar fee, or rebate from any person in connection with the organization or operation of the Partnership, other than as described in the Prospectus.

                           (xii) The actual performance of each discretionary account of a client directed by the Trading Advisor and the Trading Advisor Principals since at least the later of (i) the date of commencement of trading for each such account or (ii) a date five years prior to the effective date of the Registration Statement, is disclosed in the Prospectus (other than such discretionary accounts the performance of which are exempt from the CEAct disclosure requirements); all of the information regarding the actual performance of the accounts of the Trading Advisor and the Trading Advisor Principals set forth in the Prospectus is complete and accurate in all material respects and is in accordance with and in compliance with the disclosure requirements under the CEAct and the Securities Act, including the Division of Trading and Markets "notional equity" advisories and interpretations and the rules and regulations of the NFA.

                  (b) Covenants of the Trading Advisor. The Trading Advisor covenants and agrees that:

                           (i) The Trading Advisor shall use its best efforts to maintain all registrations and memberships necessary for the Trading Advisor to continue to act as described herein and to at all times comply in all material respects with all applicable laws, rules, and regulations, to the extent that the failure to so comply would have a materially adverse effect on the Trading Advisor's ability to act as described herein.

                           (ii) The Trading Advisor shall inform the General Partner immediately as soon as the Trading Advisor or any of its principals becomes the subject of any investigation, claim or proceeding of any regulatory authority having jurisdiction over such person or becomes a named party to any litigation materially affecting the business of the Trading Advisor. The Trading Advisor shall also inform the General Partner immediately if the Trading Advisor or any of its officers becomes aware of any breach of this Agreement by the Trading Advisor.

                           (iii) The Trading Advisor agrees reasonably to cooperate by providing information regarding itself and its performance in the preparation of any amendments or supplements to the Registration Statement and the Prospectus.

                           (iv) The Trading Advisor agrees to participate, to the extent that the General Partner may reasonably request, in "road shows" and other promotional activities relating to the marketing of the Units, provided that such participation shall not in the reasonable judgment of the Trading Advisor require the registration of the Trading Advisor or any of its principals or agents as a broker-dealer or salesman or interfere materially with the trading activities of the Trading Advisor. The Trading Advisor shall pay the costs of its reasonably requested participation in such road shows.


                  11. Representations, Warranties, and Covenants of the General Partner and the Partnership.

                  (a) Representations of the Partnership and the General Partner. The General Partner and the Partnership represent and warrant to the Trading Advisor, as follows:

                           (i) The Partnership has provided to the Trading Advisor, and filed with SEC, the Registration Statement and has filed copies thereof with: (i) the CFTC under the CEAct; (ii) the NASD pursuant to its Conduct Rules; and (iii) the NFA in accordance with NFA Compliance Rule 2-13. The Partnership will not file any amendment to the Registration Statement or any amendment or supplement to the Prospectus unless the Trading Advisor has received reasonable prior notice of and a copy of such amendments or supplements and has not reasonably objected thereto in writing.

                           (ii) The Limited Partnership Agreement provides for the subscription for and sale of the Units; all action required to be taken by the General Partner and the Partnership as a condition to the sale of the Units to qualified subscribers therefor has been, or prior to each Closing will have been taken; and, upon payment of the consideration therefor specified in each accepted Subscription and Exchange Agreement and Power of Attorney, in such form as attached to the Prospectus, the Units will constitute valid limited partnership interests in the Partnership.

                           (iii) The Partnership is a limited partnership duly organized pursuant to the Certificate of Limited Partnership, the Limited Partnership Agreement and the Delaware Revised Uniform Limited Partnership Act ("DRULPA") and is validly existing under the laws of the State of Delaware with full power and authority to engage in the trading of futures interests and to engage in its other contemplated activities as described in the Prospectus; the Partnership has received a certificate of authority to do business in the State of New York as provided by Article 8-A of the New York Revised Limited Partnership Act and is qualified to do business in each jurisdiction in which the nature or conduct of its business requires such qualification and where failure to be so qualified could materially adversely affect the Partnership's ability to perform its obligations hereunder.

                           (iv) The General Partner is duly organized and validly existing and in good standing as a corporation under the laws of the State of Delaware and in good standing and qualified to do business as a foreign corporation under the laws of the State of New York and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature or conduct of its business requires such qualification and where the failure to be so qualified could materially adversely affect the General Partner's ability to perform its obligations hereunder.

                           (v) The Partnership and the General Partner have full partnership or corporate power and authority under applicable law to conduct their business and to perform their respective obligations under this Agreement.

                           (vi) The Registration Statement and Prospectus contain all statements and information required to be included therein by the CEAct. When the Registration Statement becomes effective under the Securities Act and at all times subsequent thereto up to and including the Initial Closing and each Monthly Closing, the Registration Statement and Prospectus will comply in all material respects with the requirements of the Securities Act, the rules and regulations promulgated thereunder (the "SEC Regulations"), the rules of the NFA and the CEAct. The Registration Statement as of its effective date will not contain any misleading or untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus as of its date of issue and at the Initial Closing and each Monthly Closing will not contain any misleading or untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading. The supplemental selling material, when read in conjunction with the Prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading. The supplemental selling material will comply with the CEAct and the regulations and rules of the NFA and NASD. The representation, and warranties in this clause (vi) shall not, however, apply to any statement or omission in the Registration Statement, Prospectus or supplemental selling material relating to the Trading Advisor, or its Trading Advisor Principals or its trading programs or made in reliance upon and in conformity with information furnished by the Trading Advisor.

                           (vii) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change in the condition, financial or otherwise, business or prospects of the General Partner or the Partnership, whether or not arising in the ordinary course of business.

                           (viii) This Agreement has been duly and validly authorized, executed and delivered by the General Partner for itself and on behalf of the Partnership and constitutes a valid, binding and enforceable agreement of the Partnership and the General Partner in accordance with its terms.

                           (ix) The execution and delivery of this Agreement, the incurrence of the obligations set forth herein and the consummation of the transactions contemplated herein and in the Registration Statement and Prospectus will not violate, or constitute a breach of, or default under, the General Partner's certificate of incorporation or bylaws, the Certificate of Limited Partnership, the Limited Partnership Agreement, or any agreement or instrument by which either the General Partner or the Partnership, as the case may be, is bound or any order, rule, law or regulation applicable to the General Partner or the Partnership of any court or any governmental body or administrative agency or panel or self-regulatory organization having jurisdiction over the General Partner or the Partnership.

                           (x) Except as set forth in the Registration Statement or Prospectus, there has not been in the five years preceding the date of the Prospectus and there is not pending or, to the best of the General Partner's knowledge, threatened, any action, suit or proceeding at law or in equity before or by any court or by any federal, state, municipal or other governmental body or any administrative, self-regulatory or commodity exchange organization to which the General Partner or the Partnership is or was a party, or to which any of the assets of the General Partner or the Partnership is or was subject and which resulted in or might reasonably be expected to result in any materially adverse change in the condition, financial or otherwise, of the General Partner or the Partnership or which is required under the Securities Act or the CEAct to be disclosed in the Prospectus; and neither the General Partner nor any of the principals of the General Partner, as "principals" is defined under Rule 4.10 under the CEAct ("General Partner Principals") has received any notice of an investigation by the NFA, NASD, SEC or CFTC regarding non-compliance by the General Partner or the General Partner Principals or the Partnership with the Securities Act or the CEAct which is required under the Securities Act or the CEAct to be disclosed in the Prospectus.

                           (xi) The General Partner and each principal of the General Partner, as defined in Rule 3.1 under the CEAct, have all federal and state governmental, regulatory and exchange approvals, registrations, and licenses, and have effected all filings with federal and state governmental agencies and regulatory agencies required to conduct their business and to act as described in the Registration Statement and Prospectus or required to perform their obligations under this Agreement (including, without limitation, registration as a commodity pool operator under the CEAct and membership in the NFA as a commodity pool operator) and will maintain all such required approvals, licenses, filings and registrations for the term of this Agreement. The General Partner's principals identified in the Registration Statement are all of the General Partner Principals.

                  (b) Covenants of the General Partner and the Partnership. The General Partner for itself and the Partnership covenants and agrees that:

                           (i) The General Partner shall use its best efforts to maintain all registrations and memberships necessary for the General Partner to continue to act as described herein and in the Prospectus and to all times comply in all material respects with all applicable laws, rules, and regulations, to the extent that the failure to so comply would have a materially adverse effect on the General Partner's ability to act as described herein and in the Prospectus.

                           (ii) The General Partner shall inform the Trading Advisor immediately as soon as the General Partner or any of its principals becomes the subject of any investigation, claim, or proceeding of any regulatory authority having jurisdiction over such person or becomes a named party to any litigation materially affecting the business of the General Partner. The General Partner shall also inform the Trading Advisor immediately if the General Partner or any of its officers become aware of any breach of this Agreement by the General Partner.

                           (iii) The Partnership will furnish to the Trading Advisor copies of the Registration Statement, the Prospectus, and all amendments and supplements thereto, in each case as soon as available.


                  12.      Merger or Transfer of Assets of Trading Advisor.

                  The Trading Advisor may merge or consolidate with, or sell or otherwise transfer its advisory business, or all or a substantial portion of its assets, any portion of its commodity trading programs, systems or methods, or its goodwill, to any entity that is directly or indirectly controlled by, controlling, or under common control with, the Trading Advisor, provided that such entity expressly assumes all obligations of the Trading Advisor under this Agreement and agrees to continue to operate the business of the Trading Advisor, substantially as such business is being conducted on the date hereof.


                  13.      Complete Agreement.

                  This Agreement constitutes the entire agreement between the parties with respect to the matters referred to herein, and no other agreement, verbal or otherwise, shall be binding as between the parties unless in writing and signed by the party against whom enforcement is sought.


                  14.      Assignment.

                  This Agreement may not be assigned by any party hereto without the express written consent of the other parties hereto.

                  15.      Amendment.

                  This Agreement may not be amended except by the written consent of the parties hereto.


                  16.      Severability.

                  The invalidity or unenforceability of any provision of this Agreement or any covenant herein contained shall not affect the validity or enforceability of any other provision or covenant hereof or herein contained and any such invalid provision or covenant shall be deemed to be severable.


                  17.      Closing Certificates and Opinions.

                  (1) The Trading Advisor shall, at the Initial Closing and at the request of the General Partner at any Monthly Closing, provide the following:

                  (a) To DWR, the General Partner and the Partnership a certificate, dated the date of any such closing and in form and substance satisfactory to such parties, to the effect that:

                           (i) The representations and warranties by the Trading Advisor in this Agreement are true, accurate, and complete on and as of the date of the closing, as if made on the date of the closing.

                           (ii) The Trading Advisor has performed all of its obligations and satisfied all of the conditions on its part to be performed or satisfied under this Agreement, at or prior to the date of such closing.

                  (b) To DWR, the General Partner and the Partnership an opinion of counsel to the Trading Advisor, in form and substance satisfactory to such parties, to the effect that:

                           (i) The Trading Advisor is a corporation duly organized and validly existing under the laws of the state of its incorporation and is qualified to do business and in good standing in each other jurisdiction in which the nature or conduct of its business requires such qualification and the failure to be duly qualified would materially adversely affect the Trading Advisor's ability to perform its obligations under this Agreement. The Trading Advisor has full corporate power and authority to conduct its business as described in the Registration Statement and Prospectus and to perform its obligations under this Agreement.

                           (ii) The Trading Advisor (including the Trading Advisor Principals) has all governmental, regulatory, self-regulatory and commodity exchange and clearing association licenses, registrations, and memberships required by law, and the Trading Advisor (including the Trading Advisor Principals) has made all filings necessary to perform its obligations under this Agreement and to conduct its business as described in the Registration Statement and Prospectus, except for such licenses, memberships, filings and registrations, the absence of which would not have a material adverse effect on its ability to act as described in the Registration Statement and Prospectus or to perform its obligations under this Agreement, and, to the best of such counsel's knowledge, after due investigations, none of such licenses, memberships or registrations have been rescinded, revoked or suspended.

                           (iii) This Agreement has been duly authorized, executed and delivered by or on behalf of the Trading Advisor and constitutes a valid and binding agreement of the Trading Advisor enforceable in accordance with its terms, subject only to bankruptcy, insolvency, reorganization, moratorium or similar laws at the time in effect affecting the enforceability generally of rights of creditors and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except as enforceability of the indemnification and exculpation provisions contained in this Agreement may be limited by applicable law or public policy.

                           (iv) To such counsel's knowledge, based upon due inquiry of certain officers of the Trading Advisor, except as disclosed in the Prospectus, there are no actions, suits or proceedings at law or in equity pending or threatened before or by any court, governmental body, administrative agency, panel or self-regulatory organization, nor have there been any such actions, suits or proceedings within the five years preceding the date of the Prospectus against the Trading Advisor or any Trading Advisor Principal which are required to be disclosed in the Registration Statement or Prospectus.

                           (v) The execution and delivery of this Agreement, the incurrence of the obligations herein set forth and the consummation of the transactions contemplated herein and in the Prospectus will not be in contravention of any of the provisions of the certificate of incorporation or bylaws of the Trading Advisor and, based upon due inquiry of certain officers of the Trading Advisor, to the best of such counsel's knowledge, will not constitute a breach of, or default under, or a violation of any instrument or agreement known to such counsel by which the Trading Advisor is bound and will not violate any order, law, rule or regulation applicable to the Trading Advisor of any court or any governmental body or administrative agency or panel or self-regulatory organization having jurisdiction over the Trading Advisor.

                           (vi) Based upon reliance of certain SEC "no-action" letters, as of the closing, the performance by the Trading Advisor of the transactions contemplated by this Agreement and as described in the Prospectus will not require the Trading Advisor to be registered as an "investment adviser" as that term is defined in the Investment Advisers Act of 1940, as amended.

                           (vii) Nothing has come to such counsel's attention that would lead them to believe that, (A) the Registration Statement at the time it became effective, insofar as the Trading Advisor and the Trading Advisor Principals are concerned, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) the Prospectus at the time it was issued or at the closing contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein relating to the Trading Advisor or the Trading Advisor Principals, in light of the circumstances under which they were made, not misleading; provided, however, that such counsel need express no opinion or belief as to the performance data and notes or descriptions thereto set forth in the Registration Statement and Prospectus, except that such counsel shall opine, without rendering any opinion as to the accuracy of the information in such tables, that the actual performance tables of the Trading Advisor set forth in the Prospectus comply as to form in all material respects with applicable CFTC rules and all CFTC and NFA interpretations thereof, except as disclosed in the Prospectus or as otherwise permitted by the CFTC staff.

                  In giving the foregoing opinion, counsel may rely on information obtained from public officials, officers of the Trading Advisor, and other resources believed by it to be responsible and may assume that signatures on all documents examined by it are genuine.

                  (c) To DWR, the General Partner and the Partnership, a report dated the date of the closing which shall present, for the period from the date after the last day covered by the historical performance capsules in the Prospectus to the latest practicable day before closing, updated performance information, and which shall certify that such information is, to the best of such Trading Advisor's knowledge, accurate in all material respects.

                  (2) The General Partner shall, at the Initial Closing following the effective date of the Registration Statement, provide the following:

                  (a) To the Trading Advisor a certificate, dated the date of such closing and in form and substance satisfactory to the Trading Advisor, to the effect that:

                           (i) The representations and warranties by the Partnership and the General Partner in this Agreement are true, accurate, and complete on and as of the date of the closing as if made on the date of the closing.

                           (ii) No stop order suspending the effectiveness of the Registration Statement has been issued by the SEC and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the General Partner, are contemplated or threatened under the Securities Act. No order preventing or suspending the use of the Prospectus has been issued by the SEC, NASD, CFTC, or NFA and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the General Partner, are contemplated or threatened under the Securities Act or the CEAct.

                           (iii) The Partnership and the General Partner have performed all of their obligations and satisfied all of the conditions on their part to be performed or satisfied under this Agreement at or prior to the date of the closing.

                  (b) To the parties hereto, an opinion of Cadwalader, Wickersham & Taft, counsel to the General Partner and the Partnership, in form and substance satisfactory to such parties, to the effect that:

                           (i) The Partnership is a limited partnership duly formed pursuant to the Certificate of Limited Partnership, the Limited Partnership Agreement and the DRULPA and is validly existing under the laws of the State of Delaware with full partnership power and authority to conduct the business in which it proposes to engage as described in the Registration Statement and Prospectus and to perform its obligations under this Agreement; the Partnership has received a Certificate of Authority as contemplated under the New York Revised Limited Partnership Act and is qualified to do business in New York and need not affect any other filings or qualifications under the laws of any other jurisdictions to conduct its business as described in the Registration Statement and Prospectus.

                           (ii) The General Partner is duly organized and validly existing and in good standing as a corporation under the laws of the State of Delaware and is qualified to do business and is in good standing as a foreign corporation in the State of New York and in each other jurisdiction in which the nature or conduct of its business requires such qualification and the failure to so qualify might reasonably be expected to result in material adverse consequences to the Partnership or the General Partner's ability to perform its obligations as described in the Registration Statement and Prospectus. The General Partner has full corporate power and authority to conduct its business as described in the Registration Statement and Prospectus and to perform its obligations under this Agreement.

                           (iii) The General Partner and each of its principals as defined in Rule 3.1 under the CEAct, and the Partnership have all federal and state governmental and regulatory licenses, registrations and memberships required by law and have made all filings necessary in order for the General Partner and the Partnership to perform their obligations under this Agreement to conduct their business as described in the Registration Statement and Prospectus, except for such licenses, memberships, filings, and registrations, the absence of which would not have a material adverse effect on the ability of the Partnership or the General Partner to act as described in the Registration Statement and Prospectus, or to perform their obligations under this Agreement, and, to the best of such counsel's knowledge, after due investigation, none of such licenses and memberships or registrations have been rescinded, revoked or suspended.

                           (iv) This Agreement has been duly authorized, executed and delivered by or on behalf of the General Partner and the Partnership, and constitutes a valid and binding agreement of the General Partner and the Partnership, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws at the time in effect affecting the enforceability generally of rights of creditors and by general principals of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except as enforceability of the indemnification and exculpation provisions contained in this Agreement may be limited by applicable law or public policy.

                           (v) The execution and delivery of this Agreement and the offer and sale of the Units by the Partnership and the incurrence of the obligations herein set forth and the consummation of the transactions contemplated herein and in the Prospectus will not be in contravention of the General Partner's certificate of incorporation or bylaws, the Certificate of Limited Partnership, or the Limited Partnership Agreement and, to the best of such counsel's knowledge based upon due inquiry of certain officers of the General Partner, will not constitute a breach of, or default under, or a violation of any agreement or instrument known to such counsel by which the General Partner or the Partnership is bound and will not violate any order known to such counsel or any law, rule or regulation applicable to the General Partner or the Partnership of any court, governmental body, administrative agency, panel or self-regulatory organization having jurisdiction over the General Partner or the Partnership.

                           (vi) To such counsel's knowledge, based upon due inquiry of certain officers of the General Partner, except as disclosed in the Prospectus, there are no actions, suits or proceedings at law or in equity pending or threatened before or by any court, governmental body, administrative agency, panel or self-regulatory organization, nor have there been any such actions, suits or proceedings within the five years preceding the date of the Prospectus against the General Partner or the Partnership which are required to be disclosed in the Registration Statement or Prospectus.

                           (vii) The Registration Statement is effective under the Securities Act and, to the best of such counsel's knowledge, no proceedings for a stop order are pending or threatened under Section 8(d) of the Securities Act or any similar state securities laws.

                           (viii) At the time the Registration Statement became effective, the Registration Statement, and at the time the Prospectus was issued and as of the closing, the Prospectus, complied as to form in all material respects with the requirements of the Securities Act, the Securities Regulations, the CEAct and the regulations of the NFA and NASD.

                           (ix) Based upon reliance on certain SEC "no-action" letters, as of the closing, the Partnership need not register as an "investment company" under the Investment Company Act of 1940, as amended.

                           (x) Nothing has come to such counsel's attention that would lead them to believe that the Registration Statement at the time it became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus at the time it was issued or at the closing contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they where made, not misleading; provided, however, that Cadwalader, Wickersham & Taft need express no opinion or belief (a) as to information in the Registration Statement or the Prospectus regarding any Trading Advisor or its principals, or (b) as to the financial statements, notes thereto and other financial or statistical data set forth in the Registration Statement and Prospectus, or (c) as to the performance data and notes or descriptions thereto set forth in the Registration Statement and Prospectus.

                  In rendering its opinion, such counsel may rely on information obtained from public officials, officers of the General Partner and other sources believed by it to be responsible and may assume that signatures on all documents examined by it are genuine, and that a Subscription and Exchange Agreement and Power of Attorney in the form attached to the Prospectus has been duly authorized, completed, dated, executed, and delivered and funds representing the full subscription price for the Units purchased have been delivered by each purchaser of Units in accordance with the requirements set forth in the Prospectus.


                  18.      Inconsistent Filings.

                  The Trading Advisor agrees not to file, participate in the filing of, or publish any description of the Trading Advisor, or of its respective principals or trading approaches that is materially inconsistent with those in the Registration Statement and Prospectus, without so informing the General Partner and furnishing to it copies of all such filings within a reasonable period prior to the date of filing or publication.


                  19.      Disclosure Document.

                  During the term of this Agreement, the Trading Advisor shall furnish to the General Partner promptly copies of all disclosure documents filed with the CFTC or NFA by the Trading Advisor. The General Partner acknowledges receipt of the Trading Advisor's disclosure document dated ________ ___, _____.


                  20.      Notices.

                  All notices required to be delivered under this Agreement shall be in writing and shall be effective when delivered personally on the day delivered, or when given by registered or certified mail, postage prepaid, return receipt requested, on the day actually received, addressed as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

                  if to the Partnership:

                  Morgan Stanley Dean Witter Charter ____________ L.P. c/o Demeter Management Corporation
                  Two World Trade Center
                  62nd Floor
                  New York, New York  10048
                  if to the General Partner:

                  Demeter Management Corporation
                  Two World Trade Center
                  62nd Floor
                  New York, New York  10048
                  Attn:  Robert E. Murray

                  if to the Trading Advisor:




                  Attn:


                  21.      Survival.

                  The provisions of this Agreement shall survive the termination of this Agreement with respect to any matter arising while this Agreement was in effect.


                  22.      GOVERNING LAW.

                  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. IF ANY ACTION OR PROCEEDING SHALL BE BROUGHT BY A PARTY TO THIS AGREEMENT OR TO ENFORCE ANY RIGHT OR REMEDY UNDER THIS AGREEMENT, EACH PARTY HERETO HEREBY CONSENTS AND WILL SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE COUNTY, CITY AND STATE OF NEW YORK. ANY ACTION OR PROCEEDING BROUGHT BY ANY PARTY TO THIS AGREEMENT TO ENFORCE ANY RIGHT, ASSERT ANY CLAIM OR OBTAIN ANY RELIEF WHATSOEVER IN CONNECTION WITH THIS AGREEMENT SHALL BE BROUGHT BY SUCH PARTY EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE COUNTY, CITY AND STATE OF NEW YORK.


                  23.      Remedies.

                  In any action or proceeding arising out of any of the provisions of this Agreement, the Trading Advisor agrees not to seek any prejudgment equitable or ancillary relief. The Trading Advisor agrees that its sole remedy in any such action or proceeding shall be to seek actual monetary damages for any breach of this Agreement.


                  24.      Headings.

                  Headings to sections herein are for the convenience of the parties only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                  IN WITNESS WHEREOF, this Agreement has been executed for and on behalf of the undersigned as of the day and year first above written.

                                        MORGAN STANLEY DEAN WITTER CHARTER
                                        ______________________ L.P.
                                        by Demeter Management Corporation,
                                        General Partner


                                        By



                                        DEMETER MANAGEMENT CORPORATION


                                        By



                                        [TRADING ADVISOR]


                                        By

                                                                  Exhibit 10.04

                                  FORM OF
                              ESCROW AGREEMENT

                                                        _________ __, 1998

The Chase Manhattan Bank
450 W. 33rd Street, 15th Floor
New York, New York  10001
Attn:  Mr. Paul Gilkeson

          Re:  Morgan Stanley Dean Witter Charter Series
                      Escrow Account

Gentlemen:

          In accordance with arrangements made by Demeter Management Corporation, a Delaware corporation (the "General Partner"), on behalf of Morgan Stanley Dean Witter Charter Graham L.P. ("Charter Graham"), Morgan Stanley Dean Witter Charter Millburn L.P. ("Charter Millburn"), and Morgan Stanley Dean Witter Charter Welton L.P. ("Charter Welton"; together with Charter Graham and Charter Millburn, the "Partnerships" and individually, a Partnership"), and Dean Witter Reynolds Inc., the selling agent for the Partnerships (the "Depositor"; together with the Partnerships herein sometimes collectively referred to as the "Parties" and, individually, as a "Party"), the Depositor shall: (i) deliver to you, as escrow agent ("Escrow Agent"), all subscription funds (by the direct transfer of immediately available funds into a non-interest-bearing escrow account established by you for the Partnerships, for investment in your interest-bearing money market account) received by the Depositor from each subscriber ("Subscriber" or, collectively, the "Subscribers") during the "Initial Offering Period" and thereafter during the "Continuing Offering" Prospectus, as the same may be updated, supplemented, and amended from ime to time (the "Prospectus")), in connection with the offering to the public of Units of Limited Partnership Interest of the Partnerships (the "Units"); and (ii) also promptly transmit to the General Partner a complete report of all funds deposited with you during the Initial
Offering Period and the Continuing Offering. Except as otherwise determined herein, all capitalized terms used in this Agreement are defined in the Prospectus. You, as Escrow Agent, shall hold such subscription funds, together with any additions, substitutions, or other financial instruments in which such funds may be invested or for which such funds may be exchanged (collectively referred to herein as the "Fund"), IN ESCROW upon the following terms:

          1. (a) Following receipt by you of written notice from the General Partner that the General Partner has rejected a Subscriber's subscription, in whole or in part, during the Initial Offering Period or the Continuing Offering, you shall transmit to the Depositor, as soon as practicable but in no event later than three business days following receipt by you of such notice (i) the amount of such Subscriber's subscription funds that shall have been deposited with you hereunder and that the General Partner shall have notified you of as having been rejected, and (ii) any interest earned on the Fund and allocated to the rejected amount of such subscription in accordance with Section 2 hereof. You shall at the same time give notice to the Depositor of the amount of aggregate subscription funds and/or interest so returned.

          (b) On the second business day before the scheduled day of each Closing during the Initial Offering Period and the Continuing Offering, the General Partner shall notify you of the portion of the Fund that represents subscriptions to be accepted by the General Partner for each Partnership equal to the number of Units subscribed for, multiplied by a price per Unit equal to $10 with respect to the Initial Closing, and thereafter at 100% of the Net Asset Value per Unit thereof as of the close of business on the date of the Monthly Closing. Upon receipt by you of joint written notice from the General Partner and the Depositor on the date of each such Closing to the effect that all of the terms and conditions with respect to the release of subscription funds from escrow set forth in the Prospectus have been fulfilled, you shall promptly pay and deliver to each Partnership the portion of the Fund specified in the General Partner's prior instructions (excluding any interest earned on the Fund and funds relating to rejected subscriptions).

          (c) On the date of each Closing, or as soon thereafter as practicable, you shall transmit to the Depositor an amount representing: (i) for each Subscriber whose subscription shall be accepted by the General Partner in whole or in part, any interest earned on the Fund and allocated to the accepted portion of such Subscriber's subscription in accordance with Section 2 hereof, and (ii) for each Subscriber whose subscription shall have been rejected by the General Partner in whole or in part but whose subscription funds shall not have been previously returned to the Depositor by you in accordance with the first paragraph of this Section 1, such Subscriber's subscription funds hat shall have been deposited with you hereunder and that shall have been rejected by the General Partner, together with any interest earned on the Fund and allocated to the rejected amount of such subscription in accordance with Section 2 hereof. You shall at the same time give notice to the Depositor of the aggregate amount of subscription funds and/or interest so returned.

          (d) Notwithstanding subparagraph (a) of this Paragraph 1, upon receipt by you of written notice from the General Partner that a Subscriber has been rejected (because good funds representing payment for Units have not been deposited in the Subscriber's customer account with the Depositor or because such Subscriber has provided bad funds in the form of a bad check, draft, or otherwise to the Depositor), you shall transmit to the Depositor, within three business days following receipt by you of such notice, the amount of subscription funds deposited with you hereunder relating to that amount (the portion of such Subscriber's subscription for which good funds have not been provided), together with any interest earned on the Fund and allocated to such portion of such a subscription in accordance with Section 2 hereof to the date of such return, and shall immediately notify the General Partner of the return of such funds.

          2. You shall hold the Fund (including any interest earned thereon) for the account of the Partnerships pending delivery to either the Partnerships or the Depositor, pursuant to Paragraphs 1 or 3 hereof, as the case may be. On each day that subscription funds are transferred to you hereunder in immediately available funds and receipt is confirmed before 2:00 P.M., New York City time, you shall immediately invest such subscription funds solely in your interest-bearing money market account. If subscription funds are transferred to you in immediately available funds and receipt is confirmed after 2:00 P.M., New York City time, you shall so invest such funds on the next day. Interest earned on the Fund shall be allocated by the Depositor among the subscribers proportionately based on (A) the amount of their respective subscriptions on deposit in the Fund, and (B) the period of time from the date that their respective subscriptions shall have been deposited in the Fund to the earlier of the delivery of the Fund to the Partnerships at a Closing or the Depositor in accordance with Sections 1 or 3 hereof, as the case may be.

          3. If, during the Initial Offering Period, you are notified in writing jointly by the Parties that subscriptions for fewer than 400,000 Units of any of Charter Graham, Charter Millburn or Charter Welton have been subscribed for and not rejected by the General Partner, that the offering of Units for any such Partnership(s) have been terminated, and that no Initial Closing with respect to any such Partnership(s) will be held, you shall transmit to the Depositor, as soon as practicable but in no event later than three business days after receipt by you of such notice, an amount representing the full amount of all subscription funds that shall have been deposited with you hereunder for any such Partnership(s), together with any interest earned on the Fund in accordance with Paragraph 2 hereof for any such Partnership(s). You shall at the same time give notice to the Depositor of the aggregate amounts of subscription funds and/or interest so returned.

          4.  The Parties further agree with you as follows:

          (a) Your duties and responsibilities shall be limited solely to those expressly set forth in this Agreement and are ministerial in nature. You shall neither be subject to nor obliged to recognize any other agreement between, or other direction or instruction of, any or all of the Parties or any Subscriber even though reference thereto may be made herein; provided, however, that with your written consent, this Agreement may be amended at any time or times by an instrument in writing signed by the Parties.

          (b) You are authorized, in your sole discretion, to disregard any and all notices or instructions given by any of the Parties or by any other person, firm, or corporation, except only such notices or instructions as are hereunder provided for and orders or process of any court entered or issued with or without jurisdiction. If the Fund or any part thereof is at any time attached, garnished, or levied upon under any court order or in case the payment, assignment, transfer, conveyance, or delivery of the Fund shall be stayed or enjoined by any court order, or in case any order, judgment, or decree shall be made or entered by any court affecting the Fund or any part thereof, then and in any such event you are authorized, in your sole discretion, to rely upon and comply with any such order, writ, judgment, or decree that you are advised by legal counsel of your own choosing is binding upon you, and if you comply with any such order, writ, judgment, or decree you shall not be liable to any of the Parties or to any other person, firm, or corporation by reason of such compliance even though such order, writ, judgment, or decree may be subsequently reversed, modified, annulled, set aside, or vacated.

          (c) You shall be fully protected in relying upon any written notice, demand, certificate, document, or instrument believed by you in good faith to be genuine and to have been signed or presented by the proper person or persons or Party or Parties. The Parties shall provide you with a list of officers and employees who shall be authorized to deliver instructions hereunder. You shall not be liable for any action taken or omitted by you in connection herewith in good faith and in the exercise of your own best judgment.(d) Should any dispute arise with respect to the delivery, ownership, right of possession, and/or disposition of the subscription funds deposited with you hereunder, or should any claim be made upon any such subscription funds by a third party, you, upon receipt of written notice of such dispute by any of the Parties or by a third party, are authorized and directed to retain in your possession all or any of such subscription funds until such dispute shall have been settled either by mutual agreement of the parties involved or by final order, decree, or judgment of any court in the United States.

          (e) If for any reason funds are deposited in the escrow account other than by transfer of immediately available funds, you shall proceed as soon as practicable to collect checks, drafts, and other collection items at any time deposited with you hereunder. All such collections shall be subject to the usual collection agreement regarding items received by your commercial banking department for deposit or collection; provided, however, that if any check, draft, or other collection item at any time deposited with you hereunder is returned to you as being uncollectible (except by reason of an account closing), you shall attempt a second time to collect such item before returning such item to the Depositor as uncollectible. Subject to the foregoing, you shall promptly notify the Parties of any uncollectible check, draft, or other collection item deposited with you hereunder and shall promptly return such uncollectible item to the Depositor, in which case you shall not be liable to pay any interest on the subscription funds represented by such uncollectible item. In no event, however, shall you be required or have a duty to take any legal action to enforce payment of any check or note deposited hereunder.

          (f) You shall not be responsible for the sufficiency or accuracy of the form, execution, validity, or genuineness of documents now or hereafter deposited with you hereunder, or for any lack of endorsement thereon or for any description therein, nor shall you be responsible or liable in any respect on account of the identity, authority, or rights of the persons executing or delivering or purporting to execute or deliver any such document, or endorsement or this Agreement. You shall not be liable for any loss sustained as a result of any investment made pursuant to the instructions of the Parties or as a result of any liquidation of an investment prior to its maturity, or the failure of the Parties to give you any instructions to invest or reinvest the Fund or any earnings thereon.

          (g) All notices required or desired to be delivered hereunder shall be in writing and shall be effective when delivered personally on the day delivered, or when given by registered or certified mail, postage prepaid, return receipt requested, on the day of receipt, addressed as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

          if to a Partnership, the Partnerships or the General Partner:

          Demeter Management Corporation
          Two World Trade Center, 62nd Floor
          New York, New York  10048
          Attn:  Mr. Mark J. Hawley
                 President

          if to the Depositor:

          Dean Witter Reynolds Inc.
          Two World Trade Center, 62nd Floor
          New York, New York  10048
          Attn:  Mr. Robert E. Murray
                 Senior Vice President

          in either case with a copy to:

          Cadwalader, Wickersham & Taft
          100 Maiden Lane
          New York, New York  10038
          Attn:  Edwin L. Lyon, Esq.

          if to you:
          The Chase Manhattan Bank
          450 W. 33rd Street, 15th Floor
          New York, New York  10001
          Attn:  Mr. Paul Gilkeson

Whenever, under the terms hereof, the time for giving a notice or performing an act falls on a Saturday, Sunday, or legal holiday, such time shall be extended to the next business day.

          (h) The Depositor agrees to indemnify, defend, and hold you harmless from and against, any and all loss, damage, tax, liability, and expense that may be incurred by you arising out of or in connection with your duties hereunder, except as caused by your gross negligence, bad faith, or willful misconduct, including the legal costs and expenses of defending yourself against any claim or liability in connection with your performance hereunder.

          (i) You shall be paid by the Depositor a single fee of $3,000 in advance for your services with respect to the first year from the date hereof or any portion thereof in connection herewith. In addition, the Depositor shall pay an additional $3,000 fee for any services provided hereunder in any subsequent year.

          (j) It is understood that you may at any time resign hereunder as Escrow Agent by giving written notice of your resignation to the Parties at their address set forth above at least 20 days prior to the date specified for such resignation to take effect, and upon the effective date of such resignation, all property then held by you hereunder shall be delivered by you to such person as may be designated jointly by the Parties in writing, whereupon all your obligations hereunder shall cease and terminate. If you shall resign prior to the conclusion of the first 60 days of the Initial Offering Period, you shall pay back to the Depositor an amount equal to the product of $50 and the number of days remaining until the 60th day of the Initial Offering Period. If you shall resign at or after the conclusion of the first 60 days of the Initial Offering Period, you shall have no obligation to pay any amount back to the Depositor. If no successor Escrow Agent has been appointed or has accepted such appointment by such date, all your obligations hereunder shall nevertheless cease and terminate. Your sole responsibility thereafter shall be to keep safely all property then held by you and to deliver the same to a person designated by the Parties hereto or in accordance with the directions of a final order or judgment of a court of competent jurisdiction.

          5. This Agreement shall be governed by and construed in accordance with the law of the State of New York and any action brought hereunder shall be brought in the courts of the State of New York, sitting in the County of New York.

          6. The undersigned Escrow Agent hereby acknowledges and agrees to hold, deal with, and dispose of, the Fund (including any interest earned thereon) and any other property at any time held by the Escrow Agent hereunder in accordance with this Agreement.

If the foregoing Agreement is satisfactory to you, please so indicate by signing at the place provided below.

                            Sincerely,


                            MORGAN STANLEY DEAN WITTER CHARTER
                            GRAHAM L.P.

                            By:  Demeter Management Corporation


                            By:________________________________
                               Mark J. Hawley
                               President

                            MORGAN STANLEY DEAN WITTER CHARTER
                            MILLBURN L.P.

                            By:  Demeter Management Corporation


                            By:________________________________
                               Mark J. Hawley
                               President

                            MORGAN STANLEY DEAN WITTER CHARTER
                            WELTON L.P.

                            By:  Demeter Management Corporation


                            By:________________________________
                               Mark J. Hawley
                               President

                            DEAN WITTER REYNOLDS INC.

                            By:________________________________
                               Robert E. Murray
                               Senior Vice President

Accepted:
THE CHASE MANHATTAN BANK

By:________________________
Name:   Paul Gilkeson
Title:  Vice-President